EXHIBIT 2.1




















                      ASSET AND STOCK PURCHASE AGREEMENT


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                               TABLE OF CONTENTS

                                                                          Page

Exhibits and Schedules.......................................................v
Definitions.................................................................ix

I.       The Sale and Purchase.............................................  2
         1.01     Sale and Purchase........................................  2
         1.02     Excluded Assets..........................................  6
         1.03     Delivery of Interests and Closing Payment
                  Price....................................................  7
         1.04     Allocation of Closing Payment............................  8
         1.05     Hart-Scott-Rodino and Other Regulatory
                  Filings..................................................  8
         1.06     Reimbursement of Pre-Closing Expenses....................  9
         1.07     Consents and Filings; Registrations...................... 15
         1.08     Certain Payments Concerning Brokerage
                  Commissions.............................................. 15
         1.09     Proration of Certain Items............................... 18
         1.10     Make-up of Buyer EBITDA.................................. 21

II.      Loan.............................................................. 21
         2.01     Loan to be Made.......................................... 21
         2.02     ESG Guarantee of Note.................................... 22
         2.03     Sellers' Accounts Receivable............................. 22

III.     Liabilities....................................................... 25
         3.01     Assumed Contracts........................................ 25
         3.02     Certain Taxes............................................ 27
         3.03     Excluded Liabilities..................................... 27

IV.      Options........................................................... 29
         4.01     Amendment of Options; Assumption by
                  Insignia................................................. 29

V.       Closing........................................................... 30
         5.01     The Closing.............................................. 30
         5.02     Transactions at the Closing.............................. 31

VI.      Representations and Warranties of Sellers and ESG................. 36
         6.01     Ownership of Sellers; Title to Assets.................... 36
         6.02     Organization, Qualification and Licensing................ 37
         6.03     Authority................................................ 38
         6.04     Business Conducted....................................... 39
         6.05     Financial Statements..................................... 40
         6.06     Liabilities.............................................. 41
         6.07     Insurance................................................ 41
         6.08     Material Events and Changes.............................. 42
         6.09     No Conflicts or Defaults; No Violations.................. 45
         6.10     Consents................................................. 46

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         6.11     Information.............................................. 47
         6.12     Taxes.................................................... 47
         6.13     Agreements............................................... 49
         6.14     Environmental Matters.................................... 55
         6.15     Investment Company....................................... 56
         6.16     Employees................................................ 56
         6.17     Employee Benefits........................................ 60
         6.18     Litigation and Claims.................................... 67
         6.19     Properties............................................... 68
         6.20     Intellectual Property.................................... 69
         6.21     Certain Payments......................................... 70
         6.22     Books and Records........................................ 71
         6.23     Completeness of Disclosure............................... 72
         6.24     Solvency................................................. 72
         6.25     Absence of Inducement.................................... 73
         6.26     No Knowledge of Breach................................... 74
         6.27     Customer Data............................................ 74

II.     Representations and Warranties of Buyer........................... 74
         7.01     Organization............................................. 75
         7.02     Authority................................................ 75
         7.03     Capitalization; Title to Interests....................... 76
         7.04     Validity of Interests.................................... 77
         7.05     Securities Act and Exchange Act Filings.................. 77
         7.06     No Conflicts or Defaults; No Violations.................. 78
         7.07     Consents................................................. 79
         7.08     Financial Statements..................................... 80
         7.09     No Material Change....................................... 80
         7.10     Taxes.................................................... 81
         7.11     Intentionally Omitted.................................... 82
         7.12     Litigation; Legal and Governmental
                  Proceedings and Judgments; Licenses and
                  Permits.................................................. 82
         7.13     Absence of Inducement.................................... 83
         7.14     No Knowledge of Breach................................... 84

VIII.    Additional Agreements............................................. 84
         8.01     General.................................................. 84
         8.02     Conduct of Business...................................... 85
         8.03     Confidentiality.......................................... 86
         8.04     Public Statements........................................ 88
         8.05     Access................................................... 89
         8.06     No Disposition........................................... 90
         8.07     Notice of Certain Events................................. 91
         8.08     Tax Matters.............................................. 92
         8.09     Delivery of Financial Statements......................... 92
         8.10     Furniture, Fixtures and Equipment........................ 93

IX.      Covenants......................................................... 93

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         9.01     Termination of Agreements................................ 93
         9.02     New Lines of Business.................................... 94
         9.03     Liens.................................................... 94
         9.04     Affiliate Transactions................................... 96
         9.05     Assets................................................... 97
         9.06     Advances, Investments and Loans.......................... 97
         9.07     No Contrary Agreements................................... 97
         9.08     Reserved Interests....................................... 98
         9.09     Registration of Interests................................ 98
         9.10     Maintenance of Insurance................................. 98
         9.11     Owner's Insurance........................................ 99
         9.12     Section 338 and Section 754 Elections.................... 99
         9.13     Use of Aircraft..........................................100
         9.14     Certain Employment Matters...............................100
         9.15     Cooperation Regarding Licensing..........................102
         9.16     Non-Competition and Confidentiality
                  Agreement................................................103

X.       Conditions to Obligations of Buyer................................107
         10.01    Accuracy of Representations and Compliance
                  with Conditions..........................................107
         10.02    Sellers' Deliveries......................................107
         10.03    Legal Action.............................................107
         10.04    No Material Change.......................................108
         10.05    No Governmental Action...................................109
         10.06    Key Man Insurance........................................110
         10.07    Hart-Scott-Rodino Waiting Period.........................110
         10.08    Governmental Consents....................................110
         10.09    Contractual Consents Needed; Estoppels...................111
         10.10    Absence of Certain Events................................111
         10.11    Other Closing Documents..................................112

XI.      Conditions to the Obligations of ESG and Sellers..................112
         11.01    Accuracy of Representations and Compliance
                  with Conditions..........................................112
         11.02    Buyer's Deliveries.......................................113
         11.03    Legal Action.............................................113
         11.04    No Material Change.......................................113
         11.05    No Governmental Action...................................113
         11.06    Hart-Scott-Rodino Waiting Period.........................114
         11.07    Other Closing Documents..................................114

XII.     Survival of Representations and Warranties........................115
         12.01    Survival.................................................115
         12.02    Intentionally Omitted....................................115
         12.03    Indemnification and Related Matters......................115
                        (A)   Indemnification..............................115
                        (B)   Calculation of Damages.......................118
                        (C)   Limitation on Amount; Threshold..............118

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                        (D)   Limitation on Indemnification................119
                        (E)   Time and Manner of Certain Claims............119
                        (F)   Defense of Claims by Third Parties...........121
                        (G)   Certain Obligations Excluded From
                        Limitations........................................122

XIII.    Miscellaneous.....................................................122
         13.01    Brokerage Fees...........................................122
         13.02    Further Actions..........................................122
         13.03    Availability of Equitable Remedies.......................123
         13.04    Notices..................................................123
         13.05    Waiver...................................................124
         13.06    Binding Effect...........................................125
         13.07    No Third-Party Beneficiaries.............................125
         13.08    Severability.............................................125
         13.09    Headings.................................................126
         13.10    Arbitration..............................................126
         13.11    Counterparts; Governing Law..............................127
         13.12    Attorneys' Fees..........................................128
         13.13    Waiver of Trial by Jury..................................128
         13.14    No Joint Venture or Partnership..........................129
         13.15    Construction of Documents................................129
         13.16    Whole Agreement; Exhibits and Schedules;
                  Amendments...............................................129
         13.17    Retention of Records and Access Thereto..................130
         13.18    Knowledge................................................131

XIV.     Termination.......................................................132
         14.01    Bases for Termination....................................132
         14.02    Manner of Exercise.......................................133
         14.03    Effect of Termination....................................134


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                            Exhibits and Schedules


Exhibits                                                         Section

A             Form of Promissory Note                            2.01

B             Form of Guarantee of Edward S.                     2.02
              Gordon

C             Employee Leasing Agreement                         3.01(b)

D             Form of Amendment to Option                        4.01(a)
              Agreement

E             Form of Non-Competition and                        5.02(a)(viii)
              Confidentiality Agreement

F             Aircraft Lease Agreement                           5.02(a)(xiii)

G             Form of Release                                    5.02(a)(xiv)

H             Form of Opinion of Morgan Lewis &                  5.02(a)(xv)
              Bockius LLP

I             Consent to Register                                5.02(a)(vii)

J             Form of Opinion of Proskauer Rose                  5.02(b)(vi)
              Goetz & Mendelsohn LLP

K             Form of Joint Press Release                        8.04



Schedules

1.01              Affiliated Entities                       Recital, 1.01,
                                                            9.14 (c)

1.01(l)           Receivables due from Employees            1.01(l),
                  Pursuant to Employment Agreement          1.02(b), 2.03(a)
                  Supplements

1.03(b)           Payment of Closing Payment                1.03(b)

1.04              Closing Payment Allocation                1.04

1.06(a)(1)        Agreed Upon Manner                        1.06(a), 802(d)

1.06(a)(2)        Allocation of EBITDA Payment              1.06(a)


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1.09(a)(i)        Sellers' Prorata Share of                 1.09(a)(i),
                  Sellers' Payments                         1.09(d)

1.09(a)(ii)       Sellers' Prorata Share of                 1.09(a)(ii),
                  Buyer's Payments                          1.09(d)

3.01              Assumed Contracts                         1.01(a), 3.01,
                                                            502(a)(xvii)

4.01(a)           Amendment of Options                      4.01(a), 6.01

4.01(b)           Option Holders                            1.03(b), 6.01
                                                            4.01(b), 1.06(b)

6.01              Ownership of Sellers                      4.01(a), 6.01,
                                                            6.17(a)

6.02              Sellers Jurisdictions                     5.02(a)(iii),
                                                            6.02

6.05              Liabilities of Affiliated                 6.05(b)
                  Entities

6.06              Certain Liabilities                       6.06

6.07              Insurance Policies                        9.10

6.08(b)           Distribution on Capital Stock             6.08(b)

6.08(d)           Casualty to Properties or                 6.08(d)
                  Material Assets

6.09              Seller Conflicts or Defaults;             6.09
                  Violations

6.10              Real Estate Brokerage Licensing           6.10, 7.07
                  Authorities; Notices

6.12              Tax Liabilities                           6.12

6.13(a)           Material Agreements                       5.02(a)(xvii),
                                                            6.13(a)

6.13(b)           Management Agreements                     1.01(a),
                                                            5.02(a)(xvii),
                                                            6.13(b), 6.13(e)
                                                            10.04(a)

6.13(c)           Commission Agreements                     6.13(c)
                                                            10.04(a)


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6.13(d)           Representation Agreements                 5.02(a)(xvii),
                                                            6.13(d),
                                                            10.04(a)

6.13(e)           Restrictive Agreements                    6.13(e)

6.14              Environmental Matters                     6.14(a)

6.16(a)           Employees; Employment Agreements          5.02(a)(xvii)
                                                            6.16(a),
                                                            10.04(a)

6.16(b)           Reimbursable Employees                    6.16(b)

6.16(c)           Changed Compensation                      6.16(c)

6.16(e)           Collective Bargaining Agreements          6.16(e), 6.17(a)

6.16(f)           Unfair Labor Practices                    6.16(f)

6.17(b)           Multiemployer Plans                       6.17(b),
                                                            6.17(b)(vi),
                                                            6.17(b)(vii)

6.17(d)(i)        Non-qualified Plans                       6.17(d)(i)

6.17(d)(viii)     Retroactive Rate Adjustments              6.17(d)(viii)

6.17(e)           Liabilities Pursuant to                   6.17(e)
                  Consummation of Agreement
                  Transactions

6.18              Material Litigation                       6.18

6.19              Leases/Licenses/Liens                     6.19, 10.09

6.20              Intellectual Property                     6.20

7.03              Right in Capital Stock of                 7.03
                  Insignia

7.06              Buyer Conflict or Defaults;               7.06
                  Violations

7.12              Substantial Litigation Known to           7.12
                  Insignia

9.02              New Lines of Business                     9.02


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9.03              Permitted Liens                           5.02(a)(xviii),
                                                            9.03

9.04              Affiliate Transactions                    9.04

9.16(a)           Permitted Activities                      9.16(a)

10.04             Sale of Property                          10.04(a)

10.06             Key Man Insurance Policy                  10.06

10.09             Consents Needed                           10.09



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                                  Definitions


Defined Term                                  Section                    Page

Accounts Receivables                          2.03                      22

Affiliate                                     6.08(b)                   43

Agreed Upon Manner                            1.06(a)                   10

Annual Commissions Schedule                   1.08(a)                   17

Assets                                        1.01                      3

Assumed Contracts                             3.01                      25

Audited Statements                            6.05                      40

Average Commission Rate                       1.08(a)(iii)              16

Brokers Commissions Payable                   2.03                      23

Brokers Consent                               2.03(c)                   24

Business                                      Recitals                   1

Buyer                                         Parties                    1

Buyer EBITDA                                  1.06(a)                   10

Buyer's Accounts Receivable                   1.08(a)(ii)               16

Buyer's Payments                              1.09(a)(ii)               19

CERCLA                                        6.14(a)                   55

Closing                                       5.01                      30

Closing Date                                  5.01                      30

Closing Payment                               1.03(b)                   7

Code                                          6.12                      48

Collected Accounts Receivable                 1.08(a)(ii)               16

Commission Agreements                         6.13(c)                   52

Consenting Broker                             2.03(c)                   23

Contracts                                     1.01(a)                   3


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Determination Time                            5.01                      30

DOJ                                           1.05                      9

EBITDA Payment                                1.06(a)                   9

Employee Plan Lists                           6.17(a)                   60

Employees                                     9.14(a)                   100

Employment Agreements                         6.16(a)                   56

Environmental Laws                            6.14(c)                   55

ERISA                                         6.17(a)                   60

ERISA Affiliate                               6.17(a)                   61

ESG                                           Parties                    1

ESG Guarantee                                 2.02                      22

Exchange Act                                  7.05                      77

Excluded Assets                               1.02                      6

Excluded Liabilities                          3.02                      28

FTC                                           1.05                      8

GAAP                                          1.02(b)                   6

Gordon EBITDA                                 1.06(a)                   10

Governmental Authority                        7.07                      78

HSR Act                                       1.05                      9

HUD                                           7.11                      82

Insignia                                      Parties                    1

Insignia Group                                12.03(A)(a)               115

Intangibles                                   6.20                      70

Interests                                     1.01                      3

IRS                                           6.17(d)(i)                64


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Key Man Policy                                10.06                     110

Liabilities                                   12.03(A)(a)(i)            116

Lien                                          6.08(b)                   43

Loan                                          2.01                      21

Management                                    9.14(d)                   102

Management Agreements                         6.13(b)                   50

Material Agreements                           6.13(a)                   49

Most Current Balance Sheet                    6.05                      40

Multiemployer Plan                            6.17(b)                   61

New Agreements                                1.06(b)                   13

New Jersey Corp.                              Parties                    1

New York Corp.                                Parties                    1

Nonrepresented Plans                          9.14(c)                   101

Note                                          2.01                      22

Option Amendments                             4.01                      29

Options                                       4.01                      29

Organizational Documents                      6.02                      38

Participate In                                9.16(a)                   103

Participating In                              9.16(a)                   103

Person                                        6.08(b)                   43

Plan                                          6.17(a)                   61

Plans                                         6.17(a)                   61

Post-Closing Brokers Notes                    2.03(c)                   24
Payable

Post-Closing Commissions                      2.03(c)                   24


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Pre-Closing Brokers Notes                     2.03(a)                   22
Payable

Proration Schedule                            1.09(a)                   18

Reimbursable Employees                        6.16(b)                   57

Representation Agreements                     6.13(d)                   53

SEC                                           8.09                      93

Securities Act                                7.05                      77

Seller Group                                  12.03(A)(b)               117

Sellers                                       Parties                    1

Sellers' Overpayments                         1.09(a)(i)                19

Sellers' Payments                             1.09(a)(i)                19

Sellers' Prorata Share of Buyers's            1.09(a)(ii)               19
Payments

Sellers' Prorata Share of Sellers'            1.09(a)(i)                19
Payments

Sellers' Underpayments                        1.09(a)(ii)               19

Shared Broker                                 1.08(a)                   15

Taxes                                         6.12                      48

Terminated Agreement                          1.06(b)                   13

Transferred Employees                         9.14(a)                   100

Unamended Option                              1.03(b)                   8

Unaudited Statements                          7.08                      80





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                       ASSET AND STOCK PURCHASE AGREEMENT



     Asset and Stock Purchase Agreement, dated as of June 17, 1996, among Insignia Financial Group, Inc., a Delaware corporation ("Insignia") and Insignia Buyer Corporation, a Delaware corporation ("Buyer");

                                       and

     Edward S. Gordon Company Incorporated, a New York corporation ("New York Corp."), Edward S. Gordon Company of New Jersey, Inc., a New Jersey corporation ("New Jersey Corp.") (New York Corp. and New Jersey Corp. are hereinafter collectively referred to as "Sellers");

                                       and

     Edward S. Gordon, the sole stockholder of each of the Sellers ("ESG").

                                   WITNESSETH:

     WHEREAS, ESG and Sellers together with the affiliated entities identified in Schedule 1.01 hereto (the "Affiliated Entities") are engaged, collectively, in the business of providing real estate management, leasing, brokerage, landlord and tenant and seller and purchaser representation, consulting and other real estate related services (the "Business");

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     WHEREAS,  Sellers  wish to sell,  transfer,  convey,  assign and deliver to
Buyer, and Buyer wishes to purchase and acquire from Sellers, certain of Sellers' assets;

     WHEREAS, ESG and New York Corp. wish to sell, transfer, convey, assign and deliver to Buyer, and Buyer wishes to purchase and acquire from ESG and New York Corp., all of the outstanding equity interests in the entities set forth on
Schedule 1.01;

     WHEREAS, in connection with such sale and purchase, Sellers desire to have Buyer assume, and Buyer desires to assume, certain obligations of Sellers; and

     WHEREAS, the parties wish to make certain other agreements in connection with such sale and purchase;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree as follows:

I.     The Sale and Purchase.
       ----------------------

       Section 1.01  Sale and Purchase
       ------------  -----------------

     Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 5.01 hereof) ESG and Sellers shall sell, assign, transfer, convey and deliver to Buyer or its designee, and Buyer or its designee shall purchase

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and acquire from ESG and Sellers, for the consideration  provided for herein (i)
all of the outstanding  shares of capital stock of the corporations set forth on
Schedule 1.01 and all of the equity interests in the limited liability company identified on such Schedule 1.01 (collectively, the "Interests") and (ii) all of Sellers' right, title and interest in and to Sellers' assets (wherever located, tangible and intangible, real, personal or mixed, whether known or unknown and whether or not carried on the books and records of Seller) and the Business (and the goodwill associated therewith) as a going concern (excluding only the assets specified in Section 1.02 hereof) (the "Assets"), including, but not limited to, the following:

     (a) all of each Seller's rights under all contracts, agreements, arrangements, commitments, instruments and understandings ("Contracts") to which such Seller is a party or which relate to the Business, including, without limitation, the Contracts (other than the employment agreements to which Edward
S. Gordon,  Stephen B. Siegel and Anthony M.  Saytanides are party) set forth on
Schedule 3.01 hereto; provided, however, that to the extent that an attempted assignment thereof without a required consent of any other party to such Contract would constitute a breach thereof, such assignment shall not occur (unless Buyer elects otherwise) until such time as the consent of such other party to the Contract shall have been obtained or Buyer elects in writing to have it assigned; and provided further, that until

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such time as such consent is obtained, Sellers shall cooperate with Buyer in any arrangement designed to provide Buyer the benefits of such Contract;

     (b) subject to Sellers' rights pursuant to Section 13.17 hereof, all of Sellers' records, files, books, documents and other data relating to the Assets and the Business;

     (c) all of Sellers' copyrights and all of Sellers' rights in the trademarks, service marks, personal names, rights of publicity, trade names and logos now or previously used by Sellers in connection with the Business or related thereto as defined below (including registrations and applications for registration of any of them);

     (d) all of Sellers' inventions, computer software (including licenses therefor), trade secrets and confidential data (including data bases, reports and customer lists);

     (e) all of Sellers' rights to use the trademarks, trade names, service marks and/or personal names "Edward S. Gordon," "ESG," "Gordon," and all names derivative therefrom or substantially similar thereto as a matter of law in connection with the Business or in connection with a use authorized by, sponsored by, endorsed by or affiliated with the Business, including promotional uses not directly related to the Business but inuring to the benefit of the goodwill and good reputation of the Business, but not limited thereto;

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     (f) all of Sellers'  leasehold  and other  interests  in all real  property leases, and any prepaid rent, security deposits and options to renew or purchase in connection therewith;

     (g) good and marketable title to, or Sellers' leasehold or other interests in, all furnishings, furniture, leasehold improvements, supplies, vehicles, spare parts, signs, computers, machinery, equipment, and art work;

     (h) good and marketable title to, or Sellers' leasehold or other interests in, all fixed assets;

     (i) all municipal, state and federal franchises, permits, licenses and authorizations held or used by Sellers;

     (j) all deposits, deferred and prepaid charges, and similar sums;

     (k) all tickets to sports events and related subscription rights;

     (l) all receivables from employees of the Sellers pursuant to employment agreements as identified on Schedule 1.01(l);

     (m) all other tangible assets owned by Sellers wherever located;

     (n) all contract rights to receive commissions upon the exercise of options in leases to extend the term or expand

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space to be occupied which leases, as of the Closing,  have been executed by all parties necessary to create a binding obligation of all parties thereto and with respect to which no employee or broker of Sellers or Buyer is required to perform any material services to the extent such commissions in the aggregate exceed $250,000 in any year; and

     (o) all claims against third parties relating to physical assets and Intangibles (as hereinafter defined) included in the Assets.

       Section 1.02  Excluded Assets
       ------------  ---------------

     The following assets (collectively, the "Excluded Assets") shall be retained by Sellers and no interest in them shall be assigned, transferred, conveyed or delivered to Buyer:

     (a) the minute books, stock ledgers and tax returns of Sellers;

     (b) the cash, cash equivalents, investment securities, notes receivable from employees of Sellers (other than the receivables identified on Schedule 1.01(l)) and accounts receivable determined in accordance with generally accepted accounting principles ("GAAP") of Sellers;

     (c) aircraft, aircraft furnishings, fixtures and equipment and related logs and other documents, licenses, certificates and spare parts; and

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

     (d) all contract rights to receive commissions upon the exercise of options in leases to extend the term or expand space to be occupied which leases, as of the Closing, have been executed by all parties necessary to create a binding obligation of all parties thereto and with respect to which no employee or broker of Sellers or Buyer is required to perform any material services to the extent such commissions in the aggregate do not exceed $250,000 in any year.

   Section 1.03  Delivery of Interests and Closing Payment Price
   ------------   ----------------------------------------------

     (a) At the Closing (i) the Sellers shall deliver bills of sale and other instruments of assignment, transfer and conveyance for the Assets reasonably satisfactory to Buyer and (ii) ESG shall deliver stock certificates, duly endorsed in blank or accompanied by stock transfer powers, with signature guaranteed, and with all requisite stock transfer tax stamps attached, and ESG and New York Corp. shall deliver instruments of assignment, transfer and conveyance reasonably satisfactory to Buyer, together representing the Interests.

     (b) At the Closing, Buyer shall pay an aggregate amount equal to $49,300,000, subject to adjustment as provided in the following sentence (the "Closing Payment"), by paying to ESG and each Seller the amount set forth next to ESG's and such Seller's name on Schedule 1.03(b) by certified or official bank

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

check payable to ESG or such Seller or by wire transfer to ESG or such Seller at the account and in accordance with the wire instructions given by ESG or each Seller to Insignia at least two business days prior to the Closing Date. In the event the Seller and an option holder party to any Option (as hereinafter defined) set forth on Schedule 4.01(b) have not entered into an Option Amendment (as hereinafter defined) with respect to such Option prior to the Closing Date as provided in Section 4.01 (an "Unamended Option"), the Closing Payment shall be increased by an amount equal to the aggregate Value (as set forth on Schedule 4.01(b)) of all Unamended Options.

  Section 1.04 Allocation of Closing Payment
  ------------------------------------------

     The consideration to be paid under this Agreement shall be allocated to the Interests and the Assets as set forth on Schedule 1.04 hereto and Insignia, Buyer, ESG and each Seller shall file all returns, notices or other filings (including, without limitation, Internal Revenue Service Forms 8594) on a basis consistent with such allocation.

  Section 1.05 Hart-Scott-Rodino and Other Regulatory Filings
  -----------------------------------------------------------

     Promptly, and not later than three business days following the execution of this Agreement, Buyer and ESG shall each file or cause to be filed any Notification and Report Forms and related material that it or he may be required to file with the Federal Trade Commission (the "FTC") and the Antitrust

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

Division of the United States Department of Justice (the "DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the transactions contemplated by this Agreement and will make any further filings pursuant thereto that may be necessary in connection therewith. Sellers, on the one hand, and Insignia and Buyer, on the other hand, shall each pay one-half of the filing fees payable in connection with such filings. Each of the parties hereto agrees to request early termination of the filings, and to respond promptly to any request from the FTC or the DOJ for further information. Sellers shall also promptly file with
applicable  regulatory   authorities  (including  state  real  estate  brokerage
licensing authorities) any other applications, notices or other documents required to be filed by any of them (and prosecute diligently any related proceedings) in order to consummate the transactions contemplated by this Agreement.

  Section 1.06 Reimbursement of Pre-Closing Expenses
  --------------------------------------------------

     (a) As a reimbursement of certain of the Sellers' pre- Closing expenses, and at the time hereinafter provided, Buyer shall pay Sellers an aggregate amount equal to the EBITDA Payment. For purposes of this Agreement, the "EBITDA Payment" shall mean the sum of (i) the amount, if any, by which the Buyer EBITDA (as hereinafter defined) exceeds $9,250,000, up to a maximum amount equal to the difference between $7,000,000 less the Gordon EBITDA (as hereinafter defined) plus (ii) 50% of the

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

amount, if any, by which the Buyer EBITDA exceeds an amount equal to the difference between $16,250,000 less the Gordon EBITDA; the "Buyer EBITDA" shall mean that portion of Insignia's earnings (before interest, taxes, depreciation and amortization) determined in a manner consistent with the Agreed Upon Manner (as hereinafter defined) which is attributable to the Business for the year ending December 31, 1996; and the "Gordon EBITDA" shall mean the Sellers' combined earnings (before interest, taxes, depreciation and amortization) determined in a manner consistent with the Agreed Upon Manner for the period beginning January 1, 1996 and ending on the Closing Date. For purposes of this Agreement, the "Agreed Upon Manner" shall mean the method which begins with the historical operating results of the appropriate entity for the appropriate period determined in accordance with GAAP and adjusted in accordance with the principles set forth on Schedule 1.06(a)(1), which adjustments shall be true and accurate representations of the amount of such items included in such historical financial statements. ESG and Sellers represent and warrant that the information set forth on Schedule 1.06(a)(1) has been calculated in the Agreed Upon Manner based upon the historical combined results of operations of the Sellers for the four month period ended April 30, 1996. As promptly as practicable after the Closing Date, but in no event later than 60 days after the Closing Date, ESG and Sellers shall prepare and deliver to Insignia and Buyer a calculation of Gordon EBITDA together with supporting information and a certificate of ESG and

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

an officer of each Seller representing that Gordon EBITDA has been calculated in the Agreed Upon Manner. On or before March 31, 1997, Insignia and Buyer shall prepare and deliver to ESG and Sellers a calculation of Buyer EBITDA together with supporting information and a certificate of an officer of each of Insignia and Buyer representing that Buyer EBITDA has been calculated in the Agreed Upon Manner. In calculating Buyer EBITDA, reasonable allocations to Buyer of expenses incurred by Insignia for the benefit of Buyer shall be made, but in no event shall they be greater, on an annualized basis, than comparable expenses of Sellers incurred during the period beginning on January 1, 1996 and ending on the Closing Date. The calculated Gordon EBITDA shall be subject to verification by Insignia and Buyer within 20 business days of delivery of such calculation and supporting information to them. The calculated Buyer EBITDA shall be subject to verification by ESG and Sellers within 20 business days of delivery of such calculation and supporting information to them. ESG and Sellers, on the one hand, and Insignia and Buyer, on the other hand, shall each notify the other parties of any dispute with respect to the Buyer EBITDA or the Gordon EBITDA, as the case may be, before the expiration of such verification period, and any such dispute which cannot be resolved after good faith negotiations and in any event within 20 business days from the date such notice was given, shall be resolved by arbitration as provided in Section 13.10. The EBITDA Payment shall be payable on the later of (i) September 30, 1997

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

or (ii) five business days after final  determination  thereof  pursuant to this
Section 1.06(a), shall be allocated among Sellers in the proportion set forth on
Schedule 1.06(a)(2), and shall be paid by certified or official bank check payable to such Seller or by wire transfer to such Seller at the account and in accordance with the wire instructions given by such Seller to Insignia and Buyer no later than September 15, 1997. Sellers agree that the EBITDA Payment is not part of the consideration for the purchase of the Assets and shall report, or cause to be reported, the EBITDA Payment as ordinary income for tax purposes.

     (b) Notwithstanding anything to the contrary contained in this Agreement, if, on or prior to the Closing Date (or, in the case of Management Agreements, December 31, 1996), (x) any of the Material Agreements, Management Agreements or Representation Agreements (as such terms are hereinafter defined) are not renewed, or are cancelled or terminated, or (y) ESG or any of the Sellers or the Affiliated Entities receives notice (oral or written) of any party's intention to not renew, or to cancel or terminate any such agreement or (z) ESG or any of the Sellers or the Affiliated Entities has knowledge that any party is considering not renewing or canceling or terminating any such agreement and within 120 days after the Closing Date such agreement is not renewed, or is cancelled or terminated or any of ESG, Sellers, the Affiliated Entities, Insignia or Buyer receives notice (written or oral) of the party's intention to not renew,

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

or to cancel or terminate such agreement (other than any agreement as to which any such nonrenewal, cancellation or termination is rescinded on or prior to the Closing Date (or, in the case of Management Agreements, December 31, 1996)) (together, the "Terminated Agreements"), Sellers and ESG agree, jointly and severally, to pay to Buyer an amount (if greater than zero) equal to the product of (i) the sum of the unadjusted Closing Payment plus the aggregate Value of the Options set forth on Schedule 4.01(b) multiplied by (ii) a fraction, the numerator of which is equal to the amount by which (A) the Annualized Revenue Loss (as defined below) is greater than (B) $4.6 million, and the denominator of which is $92 million. For purposes of this Agreement, the term "Annualized Revenue Loss" shall mean the amount by which the aggregate annualized revenue that would have been received in respect of the Terminated Agreements (annualized fees for Management Agreements and fees reasonably estimated to be received from other agreements), is greater than the aggregate annualized revenue that is to be received from Management Agreements entered into between the date hereof and December 31, 1996 and the revenues reasonably estimated to be received from other new agreements entered into between the date hereof and the Closing Date (together, the "New Agreements").

            (c) ESG and Sellers shall deliver to Buyer on or before April 30, 1997 a schedule of the Terminated Agreements and the New Agreements setting forth each Terminated Agreement and each New Agreement, the annualized revenue that would have been or is to be received as provided above with respect to each such agreement, the date notice or knowledge of termination of or intent to terminate each Terminated Agreement was received, and the date each New Agreement was executed, together with a schedule setting forth in reasonable detail the calculation of the payment to Buyer provided for in Section 1.06(b). Each such schedule shall be certified by ESG and an officer of each Seller as true, correct and complete. The schedule and the calculated purchase price adjustment shall be subject to verification by Buyer within 20 business days of delivery of such schedule and calculation to Buyer. Buyer shall notify ESG and Sellers of any dispute with respect to the purchase price adjustment before the expiration of such verification period and any such dispute which cannot be resolved after good faith negotiations and in any event within 20 business days from the date such notice was given, shall be resolved by arbitration as provided in Section 13.10.

     (d)  Sellers and ESG shall pay to Buyer the  amount,  if any,  due to Buyer pursuant to Section 1.06(b) within three business days of the final determination thereof pursuant to this Section 1.06(d) by certified or official bank check payable to Buyer or by wire transfer to Buyer at the account and in accordance with the wire transfer instructions given by Buyer prior to such determination.

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

  Section 1.07 Consents and Filings; Registrations
  ------------------------------------------------

     As soon as practicable after the date hereof, each of ESG, Sellers, Insignia and Buyer shall seek to obtain all consents, approvals, waivers, or other documents from any third parties, including any governmental authorities, required to be obtained by it or him, and shall obtain before the Closing each such consent, approval, waiver, or other document (other than consents of parties to real property leases, office equipment leases, Commission Agreements, Management Agreements, and Representation Agreements), and make all filings, registrations and other notifications required to be made by it or him, as may be required to effect the transactions contemplated by this Agreement.

  Section 1.08 Certain Payments Concerning Brokerage Commissions
  --------------------------------------------------------------

     (a) On or prior to the 90th day following the end of each fiscal year of Insignia ending after the Closing Date for so long as there are any Accounts Receivable (as hereinafter defined) outstanding, Buyer shall, with respect to such fiscal year, prepare and furnish to Sellers a schedule (the "Annual Commissions Schedule") setting forth, with respect to each commissionable broker who was employed by either of Sellers at any time prior to the Closing Date (each such broker, a "Shared Broker"):

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

     (i) the brokerage  commissions  paid such broker in that year in respect of
(A) the Brokers Commissions Payable (as that term is defined in Section 2.03 hereof) and (B) the brokers commissions payable by Buyer arising at any time after the Closing Date;

     (ii) the associated commissions received by Buyer in that year in respect of (A) the Accounts Receivable collected by Buyer as agent for Sellers as provided in Section 2.03(b) hereof (the "Collected Accounts Receivable"), and
(B) the accounts receivable of Buyer arising after the Closing Date ("Buyer's Accounts Receivable"); and

     (iii) the quotient, expressed as a percentage, resulting from the division of the aggregate amounts described in clause (i) above by the aggregate amounts described in clause (ii) above (hereinafter referred to as the "Average Commission Rate").

     (b) Notwithstanding anything to the contrary contained in this Agreement or in any agreement either Seller or Buyer may have or have had with any Shared Broker, (i) Sellers, jointly and severally, shall be responsible to each Shared Broker for commissions in respect of the Collected Accounts Receivable in an amount equal to the Collected Accounts Receivable multiplied by the Average Commission Rate, and (ii) Buyer shall be responsible to each Shared Broker for commissions in respect of the Buyer's

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

Accounts Receivable in an amount equal to the Buyer's Accounts Receivable multiplied by the Average Commission Rate.

     (c) To the extent the aggregate amounts for which Sellers are responsible pursuant to Section 1.08(b) hereof exceed the aggregate amounts applied by Buyer during such year to the payment of Brokers Commissions Payable pursuant to
Section 2.03(b) hereof, Sellers and ESG, jointly and severally, shall pay to Buyer, within two business days after Buyer furnishes Sellers the Annual Commissions Schedule, an amount equal to such excess by certified or official bank check payable to Buyer or by wire transfer to Buyer at the account and in accordance with the wire transfer instructions given by Buyer at the time the Annual Commissions Schedule is furnished to Sellers.

     (d) To the extent the aggregate amounts applied by Buyer during such year to the payment of Brokers Commissions Payable pursuant to Section 2.03(b) hereof exceeds the aggregate amounts for which Buyer is responsible pursuant to Section 1.08(b) hereof, Buyer shall pay to Sellers, within two business days after Buyer furnishes Sellers the Annual Commissions Schedule, an amount equal to such excess by certified or official bank check payable to Sellers or by wire transfer to Sellers at the account and in accordance with the wire transfer instructions given by Sellers at any time within two business days prior to the time the Annual Commissions Schedule is furnished to Sellers.

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

     (e) The amounts, if any, payable to Buyer pursuant to Section 1.08(c) hereof and the amounts, if any, payable to Sellers pursuant to Section 1.08(d) hereof shall be reflected by each party as a pro ration of their respective obligations to Shared Brokers.

     (f) In the event any dispute arises relating to the determination of amounts payable pursuant to this Section 1.08, such dispute shall be resolved pursuant to arbitration as provided in Section 13.10. Any amount determined by the arbitrators to be payable shall be paid within three business days of such determination.

  Section 1.09 Proration of Certain Items
  --------------------------------------

     (a) On or before March 31, 1997, Buyer shall prepare and furnish Sellers a schedule (the "Proration Schedule") setting forth

     (i) with respect to the items listed on Schedule 1.09(a)(i) hereto (A) the expense thereof paid by Sellers on or prior to the Closing or payable by Sellers thereafter ("Sellers' Payments"), and (B) Sellers' pro rata share thereof, calculated by (I) multiplying such expense by a fraction, the denominator of which shall be the total number of days as to which such expense has been paid or is payable by Sellers and the numerator of which shall be the number of days of such total that elapsed as of the close of business on the Closing Date or
(II) allocating such

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

expense on the basis of actual consumption or utilization, as applicable, ("Sellers' Prorata Share of Sellers' Payments") (the excess of Sellers' Payments over Sellers' Prorata Share of Sellers' Payments is hereinafter referred to as "Sellers' Overpayments"); and

     (ii) with respect to the items listed on Schedule 1.09(a)(ii) hereto (A) the expense thereof paid or payable by Buyer after the Closing Date ("Buyer's Payments"), and (B) Seller's prorata share thereof, calculated by (I) multiplying such expense by a fraction, the denominator of which shall be the total number of days as to which such expense has been paid or is payable by Buyer and the numerator of which shall be the number of days of such total that elapsed as of the Closing Date or (II) allocating such expense on the basis of actual consumption or utilization, as applicable, ("Sellers' Prorata Share of Buyer's Payments") (the excess of Buyer's Payments over Sellers' Prorata Share of Buyer's Payments is hereinafter referred to as "Sellers' Underpayments").

     (b) If Sellers' Overpayments exceed Sellers' Underpayments, within two business days after Buyer furnishes Sellers the Proration Schedule, an amount equal to such excess shall be paid by Buyer to Sellers by certified or official bank check payable to Sellers or by wire transfer to Sellers at the account and in accordance with the wire transfer instructions

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

given by Sellers at any time within two business days prior to the time the Proration Schedule is furnished to Sellers.

     (c) If Sellers' Underpayments exceed Sellers' Overpayments, within two business days after Buyer furnishes Sellers the Proration Schedule, an amount equal to such excess shall be paid by Sellers and ESG, jointly and severally, to Buyer by certified or official bank check payable to Buyer or by wire transfer to Sellers at the account and in accordance with the wire transfer instructions given by Buyer at the time the Proration Schedule is furnished to Sellers.

     (d) Sellers shall cooperate with Buyer with respect to the preparation of the Proration Schedule, and such cooperation shall include, without limitation, furnishing Buyer appropriate documentation or other evidence of Sellers' Payments. From and after the preparation of the Proration Schedule, Sellers and Buyer shall, from time to time, in good faith apportion in a manner similar to that hereinabove provided, and settle by payments in a manner similar to that hereinabove provided, any and all items that are of a type described on Schedule 1.09(a)(i) or Schedule 1.09(a)(ii), but as to which no data or insufficient data was available at the time the Proration Schedule was prepared. Payments made pursuant to this Section 1.09 shall be allocated to the specific assets and liabilities so prorated.

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

     (e) In the event any dispute arises relating to the determination of amounts payable pursuant to this Section 1.09, such dispute shall be resolved pursuant to arbitration as provided in Section 13.10. Any amount determined by the arbitrators to be payable shall be paid within three business days of such determination.

  Section 1.10 Make-up of Buyer EBITDA
  ------------------------------------

     If Buyer EBITDA, as determined in accordance with Section 1.06 hereof, is less than $9,250,000, Sellers and ESG, jointly and severally, shall pay Buyer an amount equal to the lesser of (a) $2,250,000, or (b) the excess of $9,250,000 over Buyer EBITDA. The amount, if any, payable to Buyer pursuant to this Section
1.10 shall be payable five business days after final determination of Buyer EBITDA pursuant to Section 1.06, and shall be paid by certified or official bank check payable to Buyer or by wire transfer to Buyer at the account and in accordance with the wire instructions given by Buyer to Sellers and ESG no later than the second business day prior to the date such amount is payable hereunder.

II.    Loan.
       -----

  Section 2.01 Loan to be Made
  ----------------------------

     At the Closing, Buyer shall extend to Sellers a loan (the "Loan") in the aggregate principal amount equal to the

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

lesser of (a) $5,000,000 or (b) an amount requested in writing by Sellers delivered to Buyer not later than two business days prior to the Closing Date. Sellers shall be jointly and severally liable for repayment of the Loan. The Loan shall be evidenced by a promissory note (the "Note") in the form of Exhibit A hereto to be executed and delivered by Sellers at the Closing.

  Section 2.02 ESG Guarantee of Note
  ----------------------------------

     ESG shall guarantee to Buyer Sellers' obligations to pay to Buyer all amounts owed to Buyer in respect of the Note, pursuant to the guarantee in the form of Exhibit B hereto (the "ESG Guarantee") to be executed and delivered by ESG at the Closing.

  Section 2.03 Sellers' Accounts Receivable
  -----------------------------------------

     (a) Each Seller shall, at the Closing, provide Buyer a complete and accurate list setting forth with respect to each of its accounts receivable existing on the Closing Date, including advances to and notes receivable from commissionable employees (other than the notes receivable identified on
Schedule 1.01(l)) (the "Pre-Closing Brokers Notes Payable"), (its "Accounts Receivable"), (i) the amount thereof owed to cooperating brokers and the name of the obligor and whether commission is gross or net to commissionable employees,
(ii) the date such Account Receivable was earned and whether such obligee is a cooperating broker or a commissionable employee, (iii) the name of each

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

obligee with respect to any associated accounts payable to cooperating brokers and commissionable employees, if any, existing on the Closing Date relating to such Accounts Receivable (its "Brokers Commissions Payable"), indicating whether such obligee is a cooperating broker or a commissionable employee, stating the amount of such commission or, if determined by percentage, whether it is a gross commission or a net commission, and if a net commission, the percentage of such commission.

     (b) Following the Closing, Buyer, as agent for each Seller, shall use its reasonable best efforts to collect the Accounts Receivable on behalf of each Seller. Buyer shall apply all such amounts collected, first, to the payment of the related Brokers Commissions Payable (net of the amount applied to the related Pre-Closing Brokers Notes Payable, which amount shall be paid to the Seller entitled thereto), and second, any excess 50% to the appropriate Seller and 50% to Buyer as a payment on the Note. Buyer shall not be obligated to commence any legal or other action or incur any expense in the collection of the Accounts Receivable. Buyer's obligations under this Section 2.03 shall terminate 48 months after the Closing Date.

     (c) Following the Closing, Sellers may deliver to Buyer a written consent, in form reasonably satisfactory to Buyer and Insignia, (a "Broker Consent") of any commissionable employee (a "Consenting Broker") from which Sellers hold Pre-Closing Brokers Notes Payable consenting to Buyer withholding from

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

commissions   payable  to  such  broker  which  are  earned  after  the  Closing
("Post-Closing Commissions") amounts necessary to pay indebtedness under Pre-Closing Brokers Notes Payable, and directing Buyer to pay such withheld amounts to Sellers. For purposes of this Agreement, "Post-Closing Brokers Notes Payable" shall mean advances to and notes receivable from commissionable employees with respect to funds advanced to them by Buyer after the Closing. Following receipt of a Brokers Consent, Buyer shall apply all Post-Closing Commissions first, to the related Post- Closing Brokers Notes Payable and second, to the related Pre- Closing Brokers Notes Payable.

     (d) Notwithstanding the foregoing, when Buyer contemporaneously receives payments of Post Closing Commissions and, as Sellers' Agent, Accounts Receivable as to which a Consenting Broker from whom Sellers have a Pre-Closing Brokers Note Payable is entitled to a Brokers Commission Payable, Buyer may apply to the payment of Post-Closing Brokers Notes Payable and Pre-Closing Brokers Notes payable amounts collected with respect to the Accounts Receivable prior to amounts collected with respect to the Post-Closing Commissions, provided that no portion of the Accounts Receivable shall be applied to Post- Closing Brokers Notes Payable.

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

III.   Liabilities
       -----------

       Section 3.01 Assumed Contracts
       ------------------------------

     (a) At the Closing Buyer shall assume and agree to pay, perform and discharge all liabilities and obligations of each Seller arising after the Closing Date under the Contracts listed on Schedule 3.01 hereto, or which are entered into after the date hereof in the ordinary course of business consistent with past practice on commercially reasonable terms and conditions (and with Buyer's prior written consent as to any such agreement pursuant to which Sellers or Buyer as assignee would incur a liability or other obligation of $10,000 or more) and listed on an amended Schedule 3.01 delivered to Buyer two business days prior to Closing, which are validly assigned to Buyer or as to which Buyer directly (but not indirectly) receives the benefit (the "Assumed Contracts"), other than liabilities or obligations arising from or as a result of a breach of any Assumed Contract in connection with the transactions contemplated hereby or by either Seller or either Seller's failure to satisfy any requirement which it was required to satisfy on or prior to the Closing, and provided further, with respect to each Assumed Contract, that: (i) such Assumed Contract and matters related thereto are consistent with the representations and warranties of Sellers and ESG contained herein with respect thereto; (ii) the other party or parties to such Assumed Contract have not previously prepaid or otherwise furnished either Seller the

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

consideration to be paid by such person or persons pursuant to the terms of the Assumed Contract with respect to the period after the Closing; and (iii) Buyer receives the benefit of such Assumed Contract with respect to the period after the Closing.

     (b) Commencing on the date hereof and until December 31, 1996, ESG and Sellers shall use their reasonable best efforts to obtain the written consent of each party to a Management Agreement to the assignment of such Management Agreement to Buyer, and shall report in writing the status of such efforts to Insignia and Buyer not less frequently than once every 60 days. Pending receipt of such consent, Sellers shall continue to provide management services under each such Management Agreement and shall lease from Buyer the services of personnel necessary to perform such services, for a fee equal to the fee payable to Sellers under each such Management Agreement pursuant to the form of Employee Leasing Agreement attached as Exhibit C. Upon receipt of such consent with respect to any Management Agreement, Sellers shall promptly assign such Management Agreement to Buyer. At the election of Insignia, any Management Agreement as to which such consent has not been received by December 31, 1996
(i) shall be deemed to be a Terminated Agreement for purposes of Section 1.06, in which case Sellers shall terminate such Management Agreement effective December 31, 1996 or (ii) shall not be deemed to be a Terminated Agreement for purposes of Section 1.06(a), in which case Sellers shall take no action to terminate such

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

Management Agreement and Sellers and ESG shall be relieved of any obligations to Insignia and Buyer with respect to such Management Agreements with respect to periods after December 31, 1996.

  Section 3.02 Certain Taxes
  --------------------------

     Sellers shall pay all New York State and City sales taxes arising in connection with the transfer of the Assets up to $45,000, and Buyer shall be responsible for such taxes in excess of such amount. Any other sales, use or similar transfer taxes, and any transfer fees and charges, arising in connection with the transfer of Assets from Sellers to Buyer hereunder, shall be paid by the party subject to such tax, fee or charge in accordance with the statutes providing for such taxes, fees and charges without regard to the party required to collect or transmit such amounts.

  Section 3.03 Excluded Liabilities
  ---------------------------------

     Except as specifically provided in Section 3.01 or Section 3.02, Buyer shall not assume, and shall not have any liability for, any liabilities or obligations of Sellers, or any liabilities or obligations which arose or may arise out of or relate to the operations of the Business or Sellers' assets or properties or otherwise on or prior to the Closing Date or as a result of the Closing, the amendment of the Options or the allocation of consideration hereunder among ESG, Sellers and holders of Options, and Sellers shall duly and timely pay,

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                                      27
perform and discharge all such liabilities and obligations (the "Excluded Liabilities"). Without limiting the generality of the foregoing and except as otherwise specifically provided in this Agreement, the term Excluded Liabilities shall include and Buyer shall not assume, and shall not have any liability for,
(a) any income, franchise, sales, payroll, withholding or other taxes, (b) any accounts payable, (c) any expenses related to the negotiation, preparation, and execution of this Agreement and the other documents required to be delivered hereby or the consummation of the transactions contemplated hereby including the portion of the HSR filing fee to be paid by Sellers, (d) any obligations arising under, or relating to, any of the Plans listed on the Employee Plan Lists (as hereinafter defined) or any other compensation or benefit plan or arrangement of the Sellers or the Affiliated Entities, including but not limited to, vacation pay, personal days, sick pay, bonus, and severance accrued in accordance with GAAP or (e) any and all costs or liabilities arising from the disposal, discharge or release of solid wastes, pollutants or hazardous substances (as all such terms are defined by the Environmental Laws) on or prior to the Closing Date by or on behalf of the Sellers, the Affiliated Entities or any of their Affiliates or otherwise in connection with the ownership of the Assets or the conduct of the Business. At Closing, the Affiliated Entities shall not have any liabilities of the nature of the Excluded Liabilities which arose

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


or may arise out of or relate to the period ending on the Closing Date.

IV.    Options
       -------

  Section 4.01 Amendment of Options; Assumption by Insignia
  ---------------------------------------------------------

     (a) ESG and Sellers represent and warrant to Insignia and Buyer that prior to the date hereof, each Seller has taken all actions necessary to effectively amend the terms of each option to acquire capital stock of such Seller pursuant to Option and Deferred Compensation Agreements (the "Options") with the option holders listed on Schedule 4.01(b) by entering into an amendment with each option holder other than the option holders identified on Schedule 4.01(a) (the "Option Amendments") in substantially the form annexed hereto as Exhibit D.

     (b) At the Closing, those Options and any additional Options as to which Option Amendments have been entered into by the appropriate Seller and the holder thereof (but not any obligations for deferred compensation or any other obligations provided in the Option and Deferred Compensation Agreements) which are identified on Schedule 4.01(b) as to be assumed by Insignia through Buyer will be assumed by Insignia through Buyer and upon assumption of such Options by Insignia through Buyer (i) each Option to acquire a share of common stock of New York Corp. shall be converted to the right to acquire the number of shares of Insignia Class A Common Stock at the exercise price per

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

share as are set forth next to the name of such Option holder on Schedule 4.01(b) hereto; and (ii) each Option to acquire a share of common stock of New Jersey Corp. shall be converted to the right to acquire the number of shares of Insignia Class A Common Stock at the exercise price as are set forth next to the name of such Option holder on Schedule 4.01(b) hereto. Schedule 4.01(b) also sets forth the Value for purposes of this Agreement of each Option set forth thereon. ESG and Sellers represent and warrant to Insignia and Buyer that, except as set forth on Schedule 4.01(b), each of the Options to be assumed by Insignia hereunder was granted to the holder thereof prior to February 17, 1993.

V.     Closing
       -------

  Section 5.01  The Closing
  ------------  -----------

     The closing of the transactions contemplated by Section 1.01 (the "Closing") shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York, at 10:00 A.M., local time, on the second business day following fulfillment of the conditions set forth in Articles X and XI hereof or at such other time and place as the parties shall hereafter agree in writing (the "Closing Date"). The close of business on the Closing Date is herein referred to as the "Determination Time."

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

  Section 5.02  Transactions at the Closing
  ------------  ---------------------------

     The following transactions shall take place at the Closing, all of which shall be deemed to have occurred simultaneously and none of which shall be deemed completed unless and until all of them shall have been completed (or waived in writing by the parties entitled to performance):

     (a) ESG and Sellers shall deliver to Buyer the following:

          (i) such bills of sale, assignments, consents or other instruments of confirmation, transfer and assignment, in form and substance reasonably satisfactory to Buyer, as are effective to vest in Buyer title to the Assets, including the intangible assets, with a waiver of ESG to any claim to enforce rights against use in the Business of the personal name of ESG as heretofore described;

          (ii) stock certificates, duly endorsed in blank or accompanied by stock transfer powers, with signature guaranteed, and with all requisite stock transfer tax stamps attached, and instruments of assignment, transfer and conveyance which convey a one percent interest in Edward S. Gordon Company of CT, LLC to Insignia Commercial Group, Inc. and a ninety-nine percent interest in such entity to Buyer, all reasonably satisfactory to Buyer, together representing the Interests;

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

          (iii) certificates of the chief executive officer of each Seller and each Affiliated Entity in form and substance reasonably satisfactory to Buyer, certifying each such Seller's and Affiliated Entity's Certificate of Incorporation, By-laws, articles of organization and operating agreement or similar document, its valid existence and good standing in all jurisdictions listed on Schedule 6.02 hereto, the incumbency of officers or others acting in a representative capacity, the due authorization of the transactions contemplated hereby, the accuracy of such Seller's representations and warranties, the due performance and compliance by such Seller of and with all of their respective covenants and agreements hereunder and satisfac- tion of the conditions to Buyer's obligations hereunder to be satisfied by such Seller and such other matters as Buyer shall reasonably request;

          (iv) a copy of resolutions of the Boards of Directors and stockholders of each of the Sellers authorizing the execution, delivery and performance of this Agreement by such Seller, and a certificate of the Secretary or Assistant Secretary of such Seller, dated the Closing Date, that such resolutions were duly adopted, have not been amended and are in full force and effect;

          (v) a certificate of ESG and the chief executive officer of each Seller, in form and substance reasonably satisfactory to Buyer, certifying the accuracy of ESG's and

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                                      32

     Sellers' representations and warranties, the due performance and compliance by ESG and Sellers of and with all of his and their covenants and agreements hereunder and satisfaction of the conditions to Insignia's Buyer's obligations hereunder to be satisfied by ESG and Sellers and such other matters as Buyer shall reasonably request;

          (vi) a certificate of the chief executive officer of each Seller in form and substance satisfactory to Buyer with respect to the absence of any material adverse change as set forth in Section 10.04;

          (vii) evidence in form and substance satisfactory to Buyer of all consents to be received by Sellers and ESG pursuant to Sections 10.08 and
     10.09 hereof, including the consent, in the form annexed hereto as Exhibit I, of ESG to register with the United States Patent and Trademark Office any trademark or service mark incorporating in whole or in part the personal name of ESG, as long as such registration is sought in connection with goods and/or services related to the Business;

          (viii) a Non-Competition and Confidentiality Agreement, in the form appended hereto as Exhibit E, executed by Stephen B. Siegel and Anthony M. Saytanides;

          (ix) written consents of not less than 90% of the senior management and brokers employed by the Sellers and the Affiliated Entities on the date hereof (other than ESG, Stephen

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

     B. Siegel and Anthony M. Saytanides) to the assignment of their Employment Agreements to Buyer, and an assignment executed by New York Corp. of Martin Turchin's existing Employment Agreement with New York Corp.;

          (x) an Employee Leasing Agreement, in the form appended hereto as Exhibit C, executed by each Seller;

          (xi) all Option Amendments executed prior to the Closing Date by the appropriate Seller and an Option holder;

          (xii) executed amendments to each Seller's Certificate of Incorporation and certificates of qualification in any jurisdiction wherein it is qualified to do business to change its name to a name that is not confusingly similar to the name Edward S. Gordon Company;

          (xiii) the Aircraft Lease Agreement in the form annexed hereto as Exhibit F executed by New York Corp.;

          (xiv) agreements in or embodying the form appended hereto as Exhibit G executed by ESG and the other holders of Options;

          (xv) the opinion of Morgan Lewis & Bockius LLP, counsel for Sellers and ESG, substantially in the form appended hereto as Exhibit H; and

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                                      34

          (xvi) a valid assignment of the Key Man Policy (as hereinafter defined) to Insignia and the designation of Insignia as sole beneficiary thereunder;

          (xvii) amended Schedules 3.01, 6.13(a),  6.13(b),  6.13(d) and 6.16(a)
     accurate as of the Closing Date and in accordance as of such date with the representations set forth in Sections 3.01, 6.13(a), 6.13(b), 6.13(d) and 6.16(a); and

          (xviii) evidence, satisfactory to Insignia and Buyer, of the termination of the Liens identified on Schedule 9.03, together with appropriate UCC termination statements executed by the secured party or parties.

     (b) Buyer and Insignia shall deliver to Sellers and ESG the following:

          (i) the Closing Payment payable pursuant to Section 1.03(b) hereof;

          (ii) instruments, in form and substance reasonably satisfactory to Seller, pursuant to which Buyer shall assume the obligations and liabilities to be assumed by it and Insignia under Sections 3.01 and 4.01 hereof, respectively;

          (iii) a copy of resolutions of the Boards of Directors of Buyer and Insignia authorizing the execution, delivery and performance of this Agreement by Buyer, and a certificate of the Secretary or Assistant Secretary of Buyer,

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                                      35
     dated the Closing Date, that such resolutions were duly adopted, have not been amended and are in full force and effect;

          (iv) a copy of the Aircraft Lease Agreement executed by Buyer;

          (v) [intentionally omitted]; and

          (vi) the opinion of Proskauer Rose Goetz & Mendelsohn LLP, counsel to Buyer and Insignia, substantially in the form appended hereto as Exhibit J.

VI.    Representations and Warranties of Sellers and ESG
       -------------------------------------------------

     Sellers and ESG each, jointly and severally, represents and warrants to and agrees with Insignia and Buyer as of the date hereof and as of the Closing Date as follows:

  Section 6.01  Ownership of Sellers; Title to Assets
  ------------  -------------------------------------

     Schedule 6.01 hereto sets forth with respect to each Seller and each Affiliated Entity a complete and accurate list of its outstanding securities, its treasury securities or interests and all persons who currently own any securities of such Seller or Affiliated Entity and their respective ownership interests in such securities. The outstanding securities of, or interests in, each Seller and each Affiliated Entity are owned by each such holder free and clear of all claims, agreements, voting trusts and rights of third parties of any kind or nature whatsoever.

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

Except as set forth on Schedule 6.01 hereto, there are outstanding no options, warrants, calls, rights to purchase or other agreements of any kind affecting any securities of Sellers or Affiliated Entities, whether or not outstanding.
Schedule 6.01 also sets forth with respect to each Seller a complete and accurate list of all options or other rights to acquire securities of such Seller which will be cancelled prior to the Closing. The information set forth on Schedules 4.01(a) and 4.01(b) is complete and accurate. Sellers have good title to their respective Assets, ESG and New York Corp. have good title to the Interests, and the Affiliated Entities have good title to their respective assets, in each case free and clear of Liens.

  Section 6.02  Organization, Qualification and Licensing
  ------------- -----------------------------------------

          (a) Schedule 6.02 correctly sets forth as to each of the Sellers and Affiliated Entities, its place of incorporation or formation, principal place of business, jurisdictions in which it is qualified to do business and jurisdictions in which it holds licenses as a real estate broker.

          (b) Sellers have delivered to Buyer with respect to each of the Sellers and Affiliated Entities, true, complete and correct copies of each of the following documents including all amendments and supplements thereto: (i) the certificate of incorporation, by-laws and shareholders agreements, if any, with respect to each such entity which is a corporation, and (ii) the

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

     articles of organization and operating agreement, or similar documents, with respect to each of such entities which is a limited liability company (collectively, "Organizational Documents"). Each of the Sellers and Affiliated Entities which is identified in this Agreement as a corporation or limited liability company is a corporation or a limited liability company, as the case may be, duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged.

  Section 6.03  Authority
  ------------  ---------

     Each of ESG and Sellers has all requisite power and authority to execute, deliver, and perform the Option Amendments, this Agreement and the other documents required to be delivered hereby. All necessary corporate proceedings (including, without limitation, any shareholder consents) of or on behalf of Sellers have been duly taken to authorize their execution, delivery, and performance of the Option Amendments, this Agreement and the other documents required to be delivered hereby. Each Option Amendment has been duly authorized, executed and delivered by the

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

Seller and Option Holder signatory thereto, and constitutes the legal, valid and binding obligation of each such signatory, enforceable as to each of them in accordance with its terms. This Agreement and the other documents required to be delivered hereby have been (or when delivered will be) duly authorized, executed, and delivered by ESG and Sellers and constitute (or will constitute when executed and delivered) the legal, valid, and binding obligation of ESG and Sellers, enforceable as to each of them in accordance with their terms.

  Section 6.04  Business Conducted
  ------------  ------------------

     Each of Sellers and the Affiliated Entities conducts no business other than real estate management, leasing, brokerage, landlord and tenant and seller and purchaser representation, consulting and other real estate related services. The Assets together with assets which are owned by the Affiliated Entities constitute all of the assets (other than the Excluded Assets and the personal property belonging to employees of Sellers which is located in such employees' personal offices) used in the Business, all of which will be assigned, transferred, conveyed and delivered to Buyer at Closing (other than certain Contracts as to which consent to assignment had not been obtained and which will be so assigned, transferred and conveyed to Buyer upon the earlier of Buyer's written request following Closing or Sellers receipt of such consent), and no other asset is necessary to

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

conduct the Business as it has been conducted prior to the date hereof.

  Section 6.05  Financial Statements
  ------------  --------------------

          (a) Sellers have delivered to Buyer their combined (i) audited balance sheets as of December 31, 1994 and 1995 and audited statements of operations, statements of stockholders' equity and statements of cash flows for the years ended December 31, 1993, 1994 and 1995 (the "Audited Statements"), and (ii) unaudited balance sheet as of April 30, 1996 (such balance sheet being hereinafter referred to as the "Most Current Balance Sheet") and unaudited statements of operations, statements of stockholders' equity and statements of cash flows for the four months then ended (such financial statements, together with the Most Current Balance Sheet being hereinafter referred to as the Interim Statements). The foregoing financial statements, including without limitation, the Most Current Balance Sheet, have been prepared on an accrual basis in accordance with GAAP consistently applied, except as otherwise noted in the footnotes to the Audited Statements which footnotes are deemed to apply to the Interim Statements, and present fairly in all material respects the financial position of the Sellers and the results of their operations as of the dates and for the periods indicated therein, subject, in the case of the Interim Statements, to normal year-end audit adjustments.

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          (b)  Except  as set forth on  Schedule  6.05,  none of the  Affiliated
     Entities has conducted any business which is material to the Sellers and the Affiliated Entities taken as a whole or, as of the date hereof, owns any assets that are carried on the books and records of such Affiliated Entity or has any liabilities of any nature whatsoever.

  Section 6.06 Liabilities
  ------------ ----------

     As of the date of the respective Most Current Balance Sheets, and as of the Closing, none of the Sellers or the Affiliated Entities had or will have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise, known or unknown), which were not fully disclosed or reserved against in the Most Current Balance Sheet, except liabilities set forth on Schedule 6.06 and liabilities arising after the date of the Most Current Balance Sheet in the ordinary course of business consistent with past practice and that are not material to Sellers and the Affiliated Entities, taken as a whole. Sellers and ESG do not know of any valid basis for the assertion against any of Sellers or the Affiliated Entities of any other material liability or obligation.

  Section 6.07 Insurance
  ----------------------

     Schedule 6.07 hereto lists all of the policies of insurance of any kind covering each of Sellers and the Affiliated Entities and their respective assets and businesses, setting

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

forth the nature of the insurance, the insurance carrier, the amount of coverage, and the owner of and expiration date of such policies. All such policies of insurance are in full force and effect and all premiums due thereon for all periods through the Closing Date are fully paid. None of ESG, the Sellers or the Affiliated Entities has received any notice of cancellation or termination with respect to any such policy or otherwise has knowledge of any intention to so cancel or terminate. The policies in effect are sufficient to comply with all requirements of law and all agreements to which any of Sellers or the Affiliated Entities is a party. Schedule 6.07 also explains all risks for which any of Sellers and the Affiliated Entities is self-insured, in whole or in part, the stop loss level, and sets forth their respective workers compensation and unemployment insurance coverage. Schedule 6.07 identifies each insurance program which is subject to any retroactive adjustment. For the past three years, all personal injury insurance has been on an "occurrence" basis. Sellers' and the Affiliated Entities' relations with each of the insurance carriers listed on Schedule 6.07 is good.

  Section 6.08  Material Events and Changes
  ------------  ---------------------------

     Since the date of the Most Current Balance Sheet:

          (a) There has at no time been a material adverse change in the condition (financial or otherwise), results of

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

     operations, business, properties, assets, nature of assets, liabilities, or future prospects of any of the Sellers, the Affiliated Entities and the Business, taken as a whole.

          (b) Except as set forth on Schedule 6.08(b) hereto, no Affiliated Entity has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or membership interests or any direct or indirect redemption, purchase, or other acquisition of any of its own or any other Person's capital stock or membership interests. As used in this Agreement: (i) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, business trust, government or any agency or political subdivision thereof, unincorporated organization or any other entity of any kind; (ii) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; and (iii) "Lien" means any lien, pledge, security interest, claim, charge, mortgage, encumbrance, restriction, voting trust, or any other rights of any other Person.

          (c) The operations and Business of Sellers and the Affiliated Entities has been conducted in all respects only in the ordinary course and consistent with past practice utilizing the highest commercial standards, except for actions expressly required or permitted to be taken by this Agreement.

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

          (d) Without limiting the foregoing, since the date of the Most Current Balance Sheet, except as set forth on Schedule 6.08(d), no Seller or Affiliated Entity has:

               (i) suffered any loss, damage, destruction or other casualty (whether or not covered by insurance) to any of its properties or to any assets material to the Sellers and the Affiliated Entities, taken as a whole;

               (ii) mortgaged, pledged, subjected to or suffered any Lien, or granted any Lien, in respect of any of its properties;

               (iii) amended its Organizational Documents;

               (iv) defaulted under any contract, license or permit material to Sellers and the Affiliated Entities, taken as a whole; or

               (v) experienced any change in control which is prohibited by the terms of any note, bond, mortgage, indenture, lease, license, franchise, agreement or other instrument or obligation by which it or any of its properties or assets is affected or bound.

          (e) There is no fact known to any Seller, any Affiliated Entity or ESG which materially adversely affects or in the future (as far as can be reasonably foreseen) may materially adversely affect Sellers and the Affiliated Entities, taken as a

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

     whole, or the condition (financial or otherwise), results of operations, business, properties, assets, nature of assets, liabilities, or future prospects of Sellers and the Affiliated Entities, taken as a whole.

  Section 6.09  No Conflicts or Defaults; No Violations
  ------------  ---------------------------------------

     Except as set forth on Schedule 6.09, neither the execution, delivery or performance of this Agreement and the other documents required to be delivered hereby nor the consummation of the transactions contemplated hereby or thereby by ESG and Sellers will (with or without the giving of notice, lapse of time or both): (a) contravene any provisions of any law, statute, rule or regulation or any order, writ, judgment, injunction or decree of any court or governmental instrumentality; or (b) except as set forth on Schedule 6.09 hereto conflict with or result in any breach of, or constitute a default under, any Contract, Material Agreement, Management Agreement, Commission Agreement, Representation Agreement or Employment Agreement (as such terms are hereinafter defined), or result in the creation or imposition (or the obligation to create or impose) any Lien upon any of the Assets or the property or assets of any of the Affiliated Entities pursuant to the terms of any note, bond, indenture, mortgage, deed of trust, loan agreement, credit agreement, lease, franchise, or any other agreement, contract or instrument to which any of them is a party or to which any of their respective properties or assets is

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

subject or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of any of Sellers and the Affiliated Entities that it was not obligated to pay immediately before this Agreement was executed under, any term of any such note, bond, indenture, mortgage, deed of trust, loan agreement, credit agreement, lease, franchise or other agreement, contract or instrument; (c) violate any provision of their respective Organizational Documents; (d) entitle any current or former employee of any Seller or Affiliated Entity to any brokerage commission, severance pay, unemployment compensation or any similar payment; (e) accelerate the time of payment or vesting or increase the amount of any compensation payable to any such employee or former employee; or (f) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

   Section 6.10  Consents
   ------------  --------

     Except for the consents of parties to the Management Agreements, Commission Agreements, Representation Agreements, Employment Agreements and the realty leases and personal property leases included in Material Agreements, and except for the filings under the HSR Act described in Section 1.05, the filings

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

with the United States Patent and Trademark Office and filings with the state real estate brokerage licensing authorities identified on Schedule 6.10, no approval or consent of, notice to, or filing or registration with, or authorization, order, license, certificate, or permit of or from, any Governmental Authority (defined below) or any other notice to or consent of any third party is required in connection with (a) the execution, delivery and performance of, (b) the legality, validity, binding effect or enforceability of or (c) the consummation of the transactions contemplated by this Agreement or the other documents required or permitted to be delivered hereby.

  Section 6.11 Information
  ------------------------

     All factual information furnished by or on behalf of Sellers or ESG to Insignia or Buyer in this Agreement, including the Schedules hereto, and any certificate or other document to be furnished to Insignia or Buyer pursuant hereto, is, and will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

  Section 6.12  Taxes
  ------------  -----

     Except as set forth on Schedule 6.12, (i) each of the Sellers and Affiliated Entities is, and has been for every

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

taxable year since the date of its incorporation or formation, either a valid S corporation under Section 1361 et seq. of the Internal Revenue Code of 1986, as amended (the "Code"), and under state tax law or a partnership under Section 7701 of the Code or under state tax law; (ii) each of the Sellers will be an S corporation on the Closing Date and each of the Affiliated Entities will be either an S corporation or a partnership for tax purposes as of the close of the date immediately preceding the Closing Date; (iii) each of the Sellers and the Affiliated Entities has duly and properly filed all federal, state, local, and other tax reports and returns required to be filed by it hereof and such reports and returns were, when filed, true, complete and correct; (iv) none of the Affiliated Entities is undergoing, or has undergone, an audit or investigation by any taxing authority; (v) all federal, state, local, or foreign taxes, assessments and governmental charges and penalties, interest, and additions to tax (collectively, "Taxes") owed by each of the Sellers and Affiliated Entities prior to the date hereof has been timely paid; (vi) the first day of the taxable year of each of the Affiliated Entities is January 1, and none of the Affiliated Entities (or their successors) will have any liability for Taxes attributable to the period from January 1, 1996 through the Closing Date (whether or not this is a separate period for tax purposes) other than state franchise taxes; (vii) there are no Liens for any Tax on any of the assets of any of the Sellers or Affiliated Entities other than for taxes not

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

yet due and payable; and (viii) none of the Affiliated Entities will be required to include any adjustment in taxable income under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) on or after the Closing Date as a result of any change in method of accounting prior to the Closing Date.

  Section 6.13  Agreements
  ------------  ----------

     (a) Schedule 6.13(a) sets forth all of the Material Agreements, as hereinafter defined, and the parties thereto to which any Seller or Affiliated Entity is a party or is subject or to which any of their respective properties or assets is subject on the date hereof. For purposes of this Agreement, "Material Agreements" means all agreements (other than agreements described in Sections 6.13(b), 6.13(c), 6.13(d) or 6.16(a)), including all amendments thereto, to which any of the Sellers or Affiliated Entities is a party or is subject or to which any of its properties or assets is subject (i) that cannot be cancelled without penalty within 30 days or (ii) that are material to the financial condition, results of operations, business, properties, assets or liabilities of any of the Sellers and the Affiliated Entities, taken as a whole, other than any individual agreement as to which any of Affiliated Entities, Sellers or Buyer as assignee has or would incur a liability or other obligation of less than $5,000. Sellers have delivered to Buyer true, complete and correct copies of each Material Agreement. On the date

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

hereof, all of such agreements are in full force and effect and no party is in default of any provision thereof. Except as set forth on Schedule 6.13(a), all of such agreements are on commercially reasonable terms, with customary provisions, and can be terminated by the Seller or Affiliated Entity party thereto without cost or penalty on not more than 30 days' notice. None of the Sellers or the Affiliated Entities shall amend, modify, extend or terminate any Material Agreement or enter into any new Material Agreement which would have had to be scheduled under this Section if it had existed on the date hereof without the prior written consent of the Buyer except in the ordinary course of business consistent with past practice on commercially reasonable terms and conditions (and with Buyer's prior written consent as to any such agreement pursuant to which Sellers or Buyer as assignee would incur a liability or other obligation of $10,000 or more). None of ESG or the Sellers has any reason to believe that any such agreement will be cancelled or terminated before or after the Closing, whether or not as a result of the Closing.

     (b) Schedule 6.13(b) sets forth all existing agreements and arrangements of every kind relating to the management of any real property or other assets or under which any Seller or Affiliated Entity receives or is to receive any management fees or commissions, and all amendments thereto (the "Management Agreements"), and identifies, the date of such

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                                      50
agreement the real property subject to such agreement and the parties thereto. Sellers have made available true and complete copies of all Management Agreements to Buyer. On the date hereof, all Management Agreements are in full force and effect and no party is in default of any provision thereof. None of the Sellers or the Affiliated Entities shall amend, modify, extend or terminate any Management Agreement or enter into any new Management Agreement which would have had to be scheduled under this Section if it had existed on the date hereof without the prior written consent of the Buyer. None of ESG, the Sellers or the Affiliated Entities has received notice of, or otherwise has knowledge of, any party's intention to terminate any of such agreements. Except as specifically set forth on Schedule 6.13(e), none of such agreements prohibits or limits the right of any of the Sellers or the Affiliated Entities to manage real property of any Person or to contract with any other Person to perform such services. There are no other property management agreements or asset management agreements under which any Seller or Affiliated Entity is the property manager or asset manager of any real property or asset, or which relates to any Seller or Affiliated Entity providing management, administrative or bookkeeping services, or any similar services that contributes income to any Seller or Affiliated Entity other than those listed on Schedule 6.13(b) hereto. To the best knowledge of ESG, the Sellers and the Affiliated Entities, except as set forth on Schedule 6.13(b), none of the properties which are the subject of

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                                      51
the Management Agreements is presently being offered for sale (as evidenced by specific authorization of an owner to any person to make a commercially reasonable offer to sell as to price and term and to use customary and professional methods ordinarily utilized in the brokerage and marketing of commercial real estate.) None of ESG or the Sellers has any reason to believe that any such agreement will be cancelled or terminated before or after the Closing, whether or not as a result of the Closing.

     (c) The term "Commission Agreements" shall mean all agreements and arrangements of every kind relating to the brokerage of any real properties or other assets or under which any Seller or Affiliated Entity receives or may receive any brokerage fees or commissions (except for Representation Agreements), as amended. On the date hereof, all Commission Agreements are in full force and effect and no party is in default of any provision thereof, other than with respect to payments due thereunder. Except as set forth on Schedule 6.13(c), all of such agreements are on commercially reasonable terms, with customary provisions. None of the Sellers or the Affiliated Entities shall amend, modify, extend or terminate any Commission Agreement other than in the ordinary course of business consistent with past practice on commercially reasonable terms and conditions. None of ESG, the Sellers or the Affiliated Entities has received notice of, or otherwise has knowledge of, any party's intention to terminate any of such

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

agreements. None of such agreements contains any provision which prohibits or limits in any manner the right of any of the Sellers or the Affiliated Entities to perform brokerage services for or to contract with any other person to perform such services. None of ESG or the Sellers has any reason to believe that any such agreement will be cancelled or terminated before or after the Closing, whether or not as a result of the Closing.

     (d) Schedule 6.13(d) sets forth all existing agreements and arrangements of every kind relating to the representation of owners, landlords, sublandlords, prospective tenants, purchasers or sellers of any real property (including exclusive leasing agreements) under which any Seller or Affiliated Entity receives or is to receive any fees or commissions, including all amendments thereto (the "Representation Agreements"), and identifies the date of such agreement and the parties thereto. Sellers have made available true and complete copies of all Representation Agreements to Buyer. On the date hereof, all Representation Agreements are in full force and effect and no party is in default of any provision thereof. Except as set forth on Schedule 6.13(d), all of such agreements are on commercially reasonable terms, with customary provisions. None of the Sellers or the Affiliated Entities shall amend, modify, extend or terminate any Representation Agreement or enter into any new Representation Agreement which would have had to be scheduled under this Section if it had existed on the

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

date hereof without the prior written consent of the Buyer other than in the ordinary course of business consistent with past practice on commercially reasonable terms and conditions and which does not restrict any of Sellers or the Affiliated Entities in a manner which would cause the representation and warranty in Section 6.13(e) to be untrue. None of ESG, the Sellers or the Affiliated Entities has received notice of, or otherwise has knowledge of, any party's intention to terminate any of such agreements. Except as set forth on
Schedule 6.13(d) hereto, none of such agreements contains any provision which prohibits or limits in any manner the right of any of the Sellers or the Affiliated Entities to contract with any other person to perform such services. There are no other agreements under which any Seller or Affiliated Entity is or may become entitled to receive a fee or commission for representing any owner, landlord, sublandlord, prospective tenant, purchaser or seller of any real property on an exclusive basis other than those listed on Schedule 6.13(d) hereto. None of ESG or the Sellers has any reason to believe that any such agreement will be cancelled or terminated prior to its scheduled termination date, whether before or after the Closing, whether or not as a result of the Closing.

     (e) Except as set forth on Schedule 6.13(e), none of Sellers or the Affiliated Entities are parties to or otherwise subject to any agreement, arrangement or understanding which

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

prohibits or limits the right of any of the Sellers or the Affiliated Entities to manage real property of or perform other real estate services for any Person, to contract with any other Person to perform such services, to engage in any business, or to employ, contract with or engage in any transaction with any Person.

  Section 6.14  Environmental Matters
  ------------  ---------------------

     (a) Schedule 6.14 contains a complete list of the names and locations of all the sites listed, or proposed for listing, on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") 42 U.S.C. Section 9601 et seq., or inventory of inactive hazardous waste sites maintained by any state (i) currently or formerly owned, leased, occupied or used by the Sellers, the Affiliated Entities or any of their Affiliates or (ii) with respect to which the Sellers, the Affiliated Entities or any of their Affiliates has received notice that it is considered to be a potentially responsible person.

     (b) There are no conditions existing on the Sellers' premises that require, or with the giving of notice or the passage of time or both may require, remedial action, removal or closure by the Sellers, the Affiliated Entities or any of their Affiliates pursuant to the Environmental Laws.

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

     (c) "Environmental Laws" means all federal, state and local environmental protection and health and safety laws and regulations.

  Section 6.15  Investment Company
  ------------  ------------------

     None of the Sellers or the Affiliated Entities is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

  Section 6.16  Employees
  ------------  ---------

     (a) All of the employees of Sellers and the Affiliated Entities on the date of this Agreement are listed on Schedule 6.16(a) hereto together with a list of any employment agreements or arrangements or confidentiality agreements (the "Employment Agreements"), identifying the parties to such agreements or arrangements and the dates thereof. Except as set forth on Schedule 6.16(a), no employee of any of Sellers and the Affiliated Entities has any employment agreement or confidentiality agreement, written or oral, and each is an employee at will. Each of the Employment Agreements was knowingly and validly executed by the employer and employee party thereto, is valid, and is in full force and effect. No employee party to an Employment Agreement was improperly induced to enter into such Employment Agreement. None of Sellers and the Affiliated Entities is in breach of any Employment Agreement and,

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

to the knowledge of ESG, Sellers and the Affiliated Entities, no employee party to any Employment Agreement is in breach thereof. Each Employment Agreement is assignable to Buyer by the Seller or Affiliated Entity party thereto in accordance with the terms of this Agreement with the consent of the employee party thereto. Each such consent which Sellers deliver to Buyer will be validly executed by the employee party to such Employment Agreement. Upon assignment of the Employment Agreements which are to be assigned to Buyer pursuant to this Agreement, each of the Employment Agreements will be valid, and is in full force and effect. None of ESG, Sellers or Affiliated Entities has received notice, or otherwise has knowledge, of the termination by any senior executive or commissionable broker of the Sellers or the Affiliated Entities or the intention of any senior executive or broker to terminate his or her employment with the Sellers or the Affiliated Entities. No employee of Sellers or the Affiliated Entities is subject to any contractual or other restriction as to who he or she can work for, other than not to compete with Sellers or the Affiliated Entities as set forth in their respective Employment Agreements.

     (b) The entire compensation costs of all employees of the Sellers and the Affiliated Entities listed on Schedule 6.16(b) hereto (the "Reimbursable Employees") are reimbursable under the Management Agreements with respect to the properties for which they work. None of the senior managers or

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commissionable  brokers  of any of  Sellers  and  the  Affiliated  Entities  are
independent contractors, except for income tax purposes.

     (c) Except as set forth on Schedule 6.16(c) between the date hereof and the Closing Date, the compensation of the employees of Sellers and the Affiliated Entities (including the Reimbursable Employees) shall not be changed.

     (d) It is the consistent policy of Sellers and the Affiliated Entities that non-union employees are entitled to severance payments upon termination of employment without cause of one week's salary per year of service. Except as otherwise provided in this Agreement, on the Closing Date, none of Sellers or the Affiliated Entities shall have any liability for severance as a result of any transactions contemplated by this Agreement and Buyer shall not be or become liable for severance with respect to the employees of Sellers and the Affiliated Entities for any service prior to the Closing Date. ESG and Seller understand that Insignia and Buyer have no severance policy.

     (e)  Except  for the  Reimbursable  Employees  and  except  as set forth on
Schedule 6.16(e), none of Sellers or the Affiliated Entities is currently or has ever been a party to, as principals, or otherwise bound by, as principals, and none of its employees is covered by, any collective bargaining agreement or other employment agreement or arrangement (whether or not legally

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

binding), and none of its employees are represented by any union.
Sellers have delivered to Buyer true, complete and correct copies of each agreement listed on Schedule 6.16(e).

     (f) Each Seller and Affiliated Entity has paid in full to its employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them, other than amounts that have not yet become payable in accordance with such employer's customary practices. Except as set forth on
Schedule 6.16(f), each of Sellers and the Affiliated Entities (i) is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not and has not engaged in any unfair labor practice, (ii) is not the subject of any pending or threatened unfair labor practice complaint before the National Labor Relations Board, (iii) is not the subject of any labor strike, dispute, slowdown or stoppage pending or threatened against or affecting it, (iv) is not and has not been the subject of any representation question respecting its employees,
(v) except as to Reimbursable Employees, has not experienced any strike, work stoppage or other labor difficulty since its formation, and (vi) is not currently negotiating any collective bargaining agreement relating to any of its employees.

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

  Section 6.17  Employee Benefits
  ------------  -----------------

     (a) The Employee Handbook of Edward S. Gordon Company Incorporated, the Edward S. Gordon Company Incorporated Employee Handbook for the Property Management Group (On-Site, Non-Union) and the collective bargaining agreements set forth on Schedule 6.16(e), true and correct copies of which have been delivered to Buyer, and the Option and Deferred Compensation Agreement listed on
Schedule 6.01 (together, the "Employee Plan Lists"), contain a true and complete list of all "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, compensation, pension, severance, savings deferred compensation, material fringe benefit, insurance, welfare, medical, post-retirement health or welfare benefit, medical reimbursement, health, life, stock option, stock purchase, material tuition refund, material service award, company car, material scholarship, material relocation, disability, accident, sick pay, sick leave, vacation, termination, individual employment, executive compensation, incentive, bonus, commission, payroll practices, retention, change in control, noncompetition, or other plan, agreement, policy, trust fund or arrangement (whether written or unwritten, insured or self-insured), maintained, sponsored or contributed to (previously or currently) by any of the Sellers or Affiliated Entities or any entity that would be deemed a "single employer"

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with any of the Sellers or Affiliated Entities under Section 414(b), (c), (m) or
(o) of the Code or Section 4001 of ERISA (an "ERISA Affiliate") on behalf of any employee, director shareholder or partner of any of the Sellers or Affiliated Entities (whether current, former or retired) or their beneficiaries or with respect to which any of the Sellers, the Affiliated Entities or any ERISA Affiliate has any obligation on behalf of any such employee, director, shareholder, partner or beneficiary (each a "Plan" and, collectively, the "Plans"). With respect to each Plan, true and complete copies of the documents embodying and relating to the Plan have been delivered to Buyer.

     (b) Except with respect to the Multiemployer Plans (as defined below) listed on Schedule 6.17(b), none of the ERISA Affiliates, any of the Sellers or the Affiliated Entities has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in any way, directly or indirectly has any liability with respect to any plan subject to Title IV of ERISA or Section 412 of the Code including, without limitation, any "multiemployer plan" (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code) ("Multiemployer Plan") or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA). With respect to each Multiemployer Plan listed on Schedule 6.17(b):

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          (i) none of the Sellers, the Affiliated Entities, any ERISA Affiliate,
     or any of their respective predecessors has incurred or has any reason to believe it has incurred or, prior to Closing, will incur any withdrawal liability; no event has occurred, prior to Closing, which with the giving of notice would result in any liability under Section 4201 of ERISA as a result of a complete withdrawal (within the meaning of Section 4203 of ERISA) or a partial withdrawal (within the meaning of Section 4205 of ERISA); none of the Sellers, the Affiliated Entities or any ERISA Affiliate has received any notice of any claim or demand for complete or partial withdrawal liability;

          (ii) none of the Sellers, the Affiliated Entities or any ERISA Affiliate has received any notice or has any reason to believe that such Multiemployer Plan is in "reorganization" (within the meaning of Section 4241 of ERISA), that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the Multiemployer Plan is or may become "insolvent" (within the meaning of Section 4241 of ERISA);

          (iii) the Sellers,  each Affiliated  Entity,  and each ERISA Affiliate
     have  timely   made  any   required   contributions   or  payments  to  any
     Multiemployer Plan;

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

          (iv) no Multiemployer Plan is a party to any pending merger or asset or liability transfer under Part 2 of Subtitle E of Title IV of ERISA;

          (v) the PBGC has not instituted proceedings against the Multiemployer Plan;

          (vi) except as disclosed on Schedule 6.17(b) there is no contingent liability for withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA; and

          (vii) except as disclosed on Schedule 6.17(b) if the Sellers, Affiliated Entities or any ERISA Affiliate were to have a complete or partial withdrawal as of the Closing, no obligation to pay withdrawal liability would exist on the part of the Sellers, Affiliated Entities or any ERISA Affiliate with respect to any of the Multiemployer Plans.

     (c) Each of Sellers, each Affiliated Entity, each ERISA Affiliate, each Plan and each "plan sponsor" (within the meaning of Section 3(16) of ERISA) of each "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) has complied in all respects with the requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

     (d) With  respect  to each of the Plans  identified  in the  Employee  Plan
Lists:

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

          (i) except as set forth on Schedule 6.17(d)(i), each Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service (the "IRS") to the effect that the Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and, to the best knowledge of ESG, Sellers and the Affiliated Entities, nothing has occurred or is expected to occur through the date of the Closing that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability; each of Sellers, Affiliated Entities, or an ERISA Affiliate, as the case may be, has applied for prior to the end of the remedial amendment period, as defined under Treasury Regulation Section 1.401(b) and as modified by IRS pronouncements, or has obtained a determination letter from the IRS pursuant to Revenue Procedure 93-39, for each Plan intended to qualify under Section 401(a) of the Code;

          (ii) all payments required by any Plan, any collective bargaining agreement or by law (including all contributions, insurance premiums or intercompany charges) with respect to all periods through the date of the Closing shall have been made prior to the Closing or provided for by each of the Sellers and the Affiliated Entities by full accruals on its financial statements;

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

          (iii) no claim, lawsuit, arbitration or other section has been asserted or instituted or, to the best knowledge of ESG, Sellers and the Affiliated Entities, has been threatened or is anticipated against the Plans (other than non-material routine claims for benefits, and appeals of such claims), any trustee or fiduciaries thereof, any of the Sellers, Affiliated Entities, or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust or the Plans;

          (iv) the Plan complies and has been maintained and operated in accordance with its terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code in all material respects;

          (v) no "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is expected to occur with respect to the Plan;

          (vi) no Plan is under audit or investigation by the IRS or the U.S. Department of Labor or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty;

          (vii) each Plan intended to meet the requirements for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129, 132, 404,
     404A, 419, 419A or 501(c)(9) of the Code satisfies the applicable requirements under the Code; and

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

          (viii) except as set forth on Schedule 6.17(d) (viii) hereto, with respect to each Plan that is funded mostly or partially through an insurance policy, none of the Sellers, the Affiliated Entities or any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing.

     (e) Except as set forth on Schedule 6.17(e) hereto, the consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any current, former, or retired employee, director, shareholder or partner or their beneficiaries solely by reason of such transactions. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of
Section 280G of the Code.

     (f) Neither of the Sellers nor any of the Affiliated Entities maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

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

     (g) Except as expressly required by this Agreement, none of the Sellers, the Affiliated Entities or any ERISA Affiliate, or any officer or employee thereof, has made any promises or commitments, to any current or former officer or employee of the Sellers or any of the Affiliated Entities (or any of their beneficiaries), whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change any existing Plan.

  Section 6.18  Litigation and Claims
  ------------  ---------------------

     Except as set forth on Schedule 6.18, (i) there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened (or any substantial basis therefor known to any of the Sellers or ESG) with respect to any of the Sellers or the Affiliated Entities or any of their respective employees, businesses, properties, or assets which could reasonably be expected to have a material adverse effect on the Sellers and the Affiliated Entities taken as a whole, (ii) none of the Sellers or the Affiliated Entities is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which has not been subsequently reversed, suspended or vacated, which could reasonably be expected to have a material adverse effect on the Sellers and the Affiliated Entities taken as a whole; nor is any of them required to take any action in order to avoid such violation or default, and (iii) the litigation listed

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

on Schedule 6.18 will not prohibit the consummation of any of the transactions contemplated hereby, and there is no valid basis for any other litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation which could reasonably be expected to have a material adverse effect on the Sellers and the Affiliated Entities taken as a whole.

  Section 6.19  Properties
  ------------  ----------

     None of the Sellers and Affiliated Entities owns or has ever owned a fee interest in any real property. Each of the Sellers and the Affiliated Entities has good title to all properties and assets used in its business or owned by it (except such real and other properties and assets as are held pursuant to leases or licenses described on Schedule 6.19 hereto), free and clear of all Liens (except such as are listed on such Schedule 6.19). No Person holds a right of first refusal or option to purchase with respect to any asset of any of the Sellers or the Affiliated Entities.

          (a) Each account and note receivable, net of reserves, (other than notes receivable from commissionable brokers) reflected on the Most Current Balance Sheet of the Sellers, or arising since the date thereof, has been collected, or is and will be good and collectible in accordance with its terms after the date such account or note receivable arose, in each case at the aggregate recorded amounts thereof without right of recourse,

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

     defense, deduction, return of goods, counterclaim, offset, or set-off on the part of the obligor. The Affiliated Entities have no accounts or notes receivable.

          (b) No real property leased, or licensed by the Sellers or the Affiliated Entities lies in an area which is, or to the knowledge of any of the Sellers, the Affiliated Entities or ESG will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which each of the Sellers is now engaged or the business in which it contemplates engaging.

  Section 6.20  Intellectual Property
  ------------  ---------------------

     Except as described on Schedule 6.20 hereto, each of the Sellers and the Affiliated Entities owns, or has the contractual right to use, and in the case of the Affiliated Entities will after the Closing own or have the contractual right to use, data processing and management information systems adequate to conduct all aspects of their respective businesses, including, without limitation, managing accounts receivable and billings, accounts payable, and payroll. There is no right under any patent, patent application, trademark, service mark,

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

trademark or service mark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being hereinafter referred to as "Intangibles") necessary to the Business as presently conducted or as it is currently contemplated to be conducted, except such as are so designated on Schedule 6.20. None of the Sellers or the Affiliated Entities has infringed, is infringing, or has received notice of infringement asserted with respect to any Intangibles of others. There are no Intangibles of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of any of the Sellers or the Affiliated Entities. Each of Sellers and Affiliated Entities is, and has at all times been, in compliance with the terms of each license to use computer software to which it is a party and each such license is assignable to Buyer without the consent of or any payment to the licensor thereof of any third party.

  Section 6.21  Certain Payments
  ------------  ----------------

     None of ESG, the Sellers, the Affiliated Entities or any shareholder of any of them, nor, to the knowledge of ESG, Sellers and the Affiliated Entities, any director, officer, partner, agent, employee, or other person associated with or acting on behalf of any of them, has, directly or indirectly: used any of its funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political

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

activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; made any bribe, improper rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other unlawful payment of a similar or comparable nature, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained. None of ESG, Sellers, the Affiliated Entities, or the Business or, to the knowledge of ESG, Sellers and the Affiliated Entities, any employee of any of them is the subject of any investigation by the District Attorney for the County of New York or any other governmental agency or authority.

  Section 6.22  Books and Records
  ------------  -----------------

     The  books  and  records  of  Sellers  and  the  Affiliated   Entities  are
substantially complete and correct in all material respects, and contain substantially accurate and complete records

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

of all material actions taken by Sellers and the Affiliated Entities.

  Section 6.23  Completeness of Disclosure
  ------------  --------------------------

     All of Sellers' Schedules referred to in this Agreement are true, complete and correct. No representation or warranty by Sellers or ESG in this Agreement contains or on the Closing Date will contain an untrue statement of material fact or omits or on the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

  Section 6.24  Solvency
  ------------  --------

     For purposes of applicable federal and state laws governing determinations of the insolvency of debtors, or relating to fraudulent conveyance, or otherwise with respect to creditors' rights, or similar judicial doctrines: on the Closing Date after giving effect to the transactions contemplated hereby, (i) the amount of the "present fair saleable value" of the assets of each of Sellers will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with such laws and doctrines, (ii) the present fair saleable value of the assets of each of Sellers will, as of such date, be greater than the amount that will be required to pay such Person's liability on its debts (defined below) as such debts become

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                                      72
absolute and matured, (iii) none of Sellers will have, as of such date, an unreasonably small amount of capital with which to conduct its business, (iv) each of Sellers will be able to pay its debts as they mature and (v) the consideration to be received by each Seller hereunder for the assets to be sold by such Seller hereunder for the assets to be sold by such Seller hereunder is not less than the "present fair saleable value" of such assets. For purposes of this Section 6.24, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed or undisputed, secured or unsecured.

  Section 6.25  Absence of Inducement
  ------------  ---------------------

     In entering into this Agreement, none of ESG or the Sellers has been induced by, or relied upon, any representations, warranties or statements by Insignia or Buyer not set forth or referred to in this Agreement, the Schedules hereto or the other documents required to be delivered hereby, whether or not such representations, warranties or statement have actually been made, in writing or orally, and each of ESG and the Sellers

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

acknowledges that, in entering into this Agreement, Insignia and Buyer have been induced by and relied upon the representations and warranties of ESG and the Sellers herein and therein set forth. ESG and Sellers have made their own investigation of Insignia prior to execution of this Agreement and have not been induced by or relied upon by any representations, warranties or statements as to the advisability of entering into this Agreement other than as set forth above.

  Section 6.26  No Knowledge of Breach
  ------------  ----------------------

     None of ESG or the Sellers has any knowledge on the date hereof of any fact or circumstances which would cause any representation or warranty of Insignia or Buyer in this Agreement to be misleading or incorrect in any respect or is aware of any statement which was omitted from any such representation or warranty which is necessary to make the statements made in any such representation or warranty not misleading.

  Section 6.27  Customer Data
  ------------  -------------

     ESG, Sellers and the Affiliated Entities have not at any time sold or rented customer data of any of them.

VII.   Representations and Warranties of Buyer.
       ----------------------------------------

     Buyer and Insignia each, jointly and severally, represents and warrants to ESG and Sellers as of the date hereof and as of the Closing Date as follows:

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  Section 7.01  Organization
  -----------   ------------

     Each of Insignia and Buyer is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

  Section 7.02 Authority
  ----------------------

     Each of Insignia and Buyer has all requisite power and authority to execute, deliver, and perform this Agreement and the other documents required to be delivered hereby. All necessary corporate proceedings of Insignia and Buyer have been duly taken to authorize the execution, delivery, and performance of this Agreement and the other documents required to be delivered hereby by Insignia and Buyer. This Agreement and the other documents required to be delivered hereby have been (or when delivered will be) duly authorized, executed, and delivered by each of Insignia and Buyer, constitute (or will constitute when executed and delivered) the legal, valid, and binding obligation of each of them and is enforceable as to each of them in accordance with their terms. Each of Insignia and Buyer has full corporate power to carry on the business in which it is currently engaged, and to own and use the properties owned and used by it.

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  Section 7.03 Capitalization; Title to Interests
  -----------------------------------------------

     The entire authorized capital stock of Insignia consists of 52,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.01 par value, of which (i) 50,000,000 shares are designated as Class A Common Stock, of which 26,012,326 shares were issued and outstanding and no shares were held in treasury as of March 31, 1996, (ii) 2,000,000 shares are designated as Class B Common Stock, $0.01 par value, of Insignia, of which no shares were issued and outstanding and no shares were held in treasury as of March 31, 1996; (iii) 1,000,000 shares are designated as preferred stock, $0.01 par value, of the Company, of which 15,000 shares designated as 7.5% Step-Up Rate Cumulative Convertible Preferred Stock were issued and outstanding and no shares were held in treasury as of March 31, 1996, and 3,150 are designated as Series A preferred stock, of which no shares were issued and outstanding and no shares were held in treasury as of March 31, 1996. Since March 31, 1996 there has been no change in the authorized shares of capital stock of Insignia. As of April 30, 1996, there were 28,644,920 shares of Class A Common Stock outstanding and no shares were held in treasury, and no shares of Class B Common Stock or preferred stock were outstanding. All of the issued and outstanding shares of Class A Common Stock have been duly authorized, validly issued, fully paid and nonassessable. There are no preemptive rights that have not been waived or terminated

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with  respect to the  Options to be assumed by  Insignia  hereunder,  and to the
Class A Common Stock to be issued pursuant to the terms and conditions of such Options. Except as set forth on Schedule 7.03, as of the date hereof there are no outstanding or authorized options, warrants, rights, contracts, rights to subscribe, conversion rights or other agreements or commitments to which Insignia was a party or which were binding upon Insignia providing for the issuance or acquisition of any of Insignia's capital stock. Except as set forth on Schedule 7.03, as of the date hereof there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Insignia.

  Section 7.04  Validity of Interests
  ------------  ---------------------

     Assuming the validity of the Options (as amended by the Option Amendments), the shares of Insignia Class A Common Stock to be issued upon exercise thereof, when issued in accordance with the terms and provisions thereof, will be duly authorized, validly issued, fully paid, and nonassessable.

  Section 7.05  Securities Act and Exchange Act Filings
  ------------  ---------------------------------------

     Since December 31, 1994, Insignia has filed all documents required to be filed by it pursuant to the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and each such document when filed complied as to form in all material respects with the

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

requirements of the Securities Act and the Exchange Act. Such documents and all press releases issued since December 31, 1994 taken together with all information in this Agreement, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading as of the date hereof.

  Section 7.06  No Conflicts or Defaults; No Violations
  ------------  ---------------------------------------

     Neither the execution, delivery or performance of this Agreement and the other documents required to be delivered hereby nor the consummation of the transactions contemplated hereby or thereby by Insignia and Buyer will (with or without the giving of notice, lapse of time or both): (a) contravene any provisions of any law, statute, rule or regulation or any order, writ, judgment, injunction or decree of any court or governmental instrumentality; or (b) except as set forth on Schedule 7.06 hereto conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition (or the obligation to create or impose) any Lien upon any of the property or assets of any of Insignia or Buyer pursuant to the terms of any note, bond, indenture, mortgage, deed of trust, loan agreement, credit agreement, lease, franchise, or any other agreement, contract or instrument to which any of them is a party or to which any of their respective properties or assets is subject; or (c) violate any provision of their respective Organizational Documents. Neither Insignia nor any of its

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

consolidated subsidiaries is (x) in violation of, or default under, any term or provision of its Organizational Documents which would have a material adverse effect upon Insignia and its consolidated subsidiaries, taken as a whole or (y) to Insignia's knowledge, in violation of, or default under, any note, bond, indenture, mortgage, deed of trust, loan agreement, credit agreement, license or any other agreement, contract or instrument, or any order, judgment, decree or law, to which any of them is a party or to which any of their respective properties or assets is subject, the violation of or default under which would have a material adverse effect upon Insignia and its consolidated subsidiaries, taken as a whole.

  Section 7.07  Consents
  ------------  --------

     Except the filings under the HSR Act described in Section 1.05, the filings with the state real estate brokerage licensing authorities identified on
Schedule 6.10, and the filings with the United States Patent and Trademark Office as necessary, no approval or consent of, notice to, or filing or registration with, or authorization, order, license, certificate, or permit of or from, any federal, state or local government or any agency or subdivision thereof ("Governmental Authority") or any other notice to or consent of any third party is required in connection with (a) the execution, delivery and performance of, (b) the legality, validity, binding effect or enforceability of

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or (c) the consummation of the transactions contemplated by this Agreement.

  Section 7.08 Financial Statements
  ---------------------------------

     Insignia has delivered to ESG and Sellers copies of the audited consolidated balance sheets of Insignia and its consolidated subsidiaries as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended such date, certified by Ernst & Young LLP, independent certified public accountants; and the unaudited consolidated balance sheet of Insignia and its consolidated subsidiaries as of March 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the three months ended such date (the "Unaudited Statements"). Such financial statements and balance sheets fairly represent the financial condition of Insignia and its consolidated subsidiaries as of such date, and have been prepared in accordance with GAAP applied on a basis consistent with that of prior periods (subject to normal year-end accruals, in the case of the Unaudited Statements).

  Section 7.09  No Material Change
  ------------  ------------------

     Since December 31, 1995, and except as otherwise disclosed in a filing under the Securities Act, the Exchange Act, a press release or in this Agreement, there has not been any

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

material  adverse  change  in  the  financial  position,   operations,   assets,
liabilities or the business of Insignia and its consolidated subsidiaries taken as a whole.

  Section 7.10  Taxes
  ------------  -----

     (a) Insignia and each of its consolidated subsidiaries (since it became part of Insignia's consolidated group) have timely filed all federal, state, local and foreign tax returns and reports required to be filed by or with respect to Insignia and each of its consolidated subsidiaries, taken as a whole. The returns and information filed with respect to any Taxes are accurate in all respects, except where an inaccuracy would not have a material adverse effect on Insignia and its consolidated subsidiaries, taken as a whole.

     (b) All Taxes for which Insignia or any consolidated subsidiary is or may be liable (whether disputed, incurred or which may be incurred) in respect of periods or portions thereof ending on or before the Closing Date shall have been paid to the proper taxing authority or an adequate reserve (in conformity with generally accepted accounting principles) established therefor, and Insignia and its consolidated subsidiaries taken as a whole do not have any material liability for Taxes in excess of the amounts so paid or reserved. All Taxes that Insignia and any consolidated subsidiary has been required to collect or withhold have been duly collected or withheld and, to the extent required

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

when due, have been or will be duly paid by Insignia and such consolidated subsidiary to the proper taxing authority, except where the failure to so collect, withhold or pay such Taxes would not have a material adverse effect on Insignia and its consolidated subsidiaries, taken as a whole.

  Section 7.11  Intentionally Omitted
  ------------  ---------------------

  Section 7.12  Litigation; Legal and Governmental Proceedings and
  ------------  --------------------------------------------------
                Judgments; Licenses and Permits
                -------------------------------

     (a) Except as set forth in Schedule 7.12, (i) there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending (or any substantial basis therefor known to Insignia or Buyer) with respect to any of Insignia or any consolidated subsidiary which could reasonably be expected to have a material adverse effect on Insignia and its consolidated subsidiaries, taken as a whole, (ii) to the knowledge of Insignia and Buyer, none of Insignia or any of its consolidated subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree which has not been subsequently reversed, suspended or vacated, which could reasonably be expected to have a material adverse effect on Insignia or its consolidated subsidiaries, taken as a whole; nor is any of them required to take any action in order to avoid such violation or default, and

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

(iii) the litigation listed on Schedule 7.12 will not prohibit the consummation of any of the transactions contemplated hereby.

     (b) To the best of Insignia's and Buyer's knowledge, Insignia and each of its consolidated subsidiaries have all licenses, permits and similar authorizations from all federal, state and local and all foreign authorities which are required in connection with their businesses, including without limitation all necessary approvals from the United States Department of Housing and Urban Development, where the failure to have any such license, permit or similar authorization could reasonably be expected to have a material adverse effect on Insignia or its consolidated subsidiaries, taken as a whole.

  Section 7.13  Absence of Inducement
  ------------  ---------------------

     In entering into this Agreement, none of Insignia or Buyer has been induced by, or relied upon, any representations, warranties or statements by ESG or Sellers not set forth or referred to in this Agreement, the Schedules hereto or the other documents required to be delivered hereby, whether or not such representations, warranties or statement have actually been made, in writing or orally, and each of Insignia and Buyer acknowledges that, in entering into this Agreement, ESG and Sellers have been induced by and relied upon the representations and warranties of Insignia and the Buyer herein and therein set forth. Insignia and the Buyer have made their own investigation of Sellers and

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

the Affiliated Entities prior to the execution of this Agreement and have not been induced by or relied upon any representations, warranties or statements as to the advisability of entering into this Agreement other than as set forth above.

  Section 7.14  No Knowledge of Breach
  ------------  ----------------------

     None of Insignia or Buyer has any knowledge on the date hereof of any fact or circumstances which would cause any representation or warranty of ESG or Seller in this Agreement to be misleading or incorrect in any respect or is aware of any statement which was omitted from any such representation or warranty which is necessary to make the statements made in any such representation or warranty not misleading.

VIII.  Additional Agreements.
- -----  ----------------------

  Section 8.01  General
  ------------  -------

     Sellers and ESG will use their reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, satisfaction of the Closing conditions set forth in Article
X) and cause their representations and warranties to be true and their covenants and agreements to be performed as of the Closing Date. Buyer and Insignia will use their reasonable best efforts to take all action and to do all things necessary, proper

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

or advisable in order to consummate and make effective the transaction contemplated by this Agreement (including, without limitation, satisfaction of the Closing conditions set forth in Article XI) and cause their representations and warranties to be true and their covenants and agreements to be performed as of the Closing Date.

  Section 8.02  Conduct of Business
  ------------  -------------------

     Until the Closing Date, each of the Sellers and ESG will, and will cause each of the Affiliated Entities to:

          (a) conduct its affairs so that at the Closing no representation or warranty of any of the Sellers or ESG concerning a matter within the control of any of the Sellers, ESG or any of the Affiliated Entities will be inaccurate, no covenant or agreement of any of the Sellers or ESG will be breached in any material respect, and no condition in this Agreement that is reasonably within the control of any of the Sellers, ESG or any of the Affiliated Entities will remain unfulfilled by reason of the actions or omissions of any of the Sellers or ESG; and

          (b) except as otherwise requested by Buyer in writing, use its best efforts to preserve intact the business organization and operations of the Sellers and the Affiliated Entities, to keep available the services of their present officers and employees, to preserve in full force and effect their contracts, agreements, instruments, leases, licenses, arrangements, and

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

     understandings, and to preserve the present business relationships and good will of their suppliers, customers, and others having business relations with any of them; and

          (c) conduct the business and operations of the Sellers and the Affiliated Entities in all respects only in the ordinary course consistent with past practices;

          (d) record its revenues for the period beginning on April 30, 1996 and ending on the Closing Date in the same manner as for the four month period ended April 30, 1996, as set forth on Schedule 1.06(a)(1), and during such period ending on the Closing Date shall incur only expenses which are reasonable, necessary and consistent in nature, amount and type as those expenses incurred in the four month period ended April 30, 1996 and included in Schedule 1.06(a)(1) other than the payment of certain bonuses to employees of Sellers; and

          (e) not amend any existing Plan or make any promises or commitments to amend any existing Plan, or create or agree to create any new compensation or benefit plan or arrangement, or increase or agree to increase the compensation rate of any employee or director.

  Section 8.03  Confidentiality
  ------------  ---------------

     Each of the Sellers and ESG shall insure that all confidential information which any of the Sellers or ESG or their

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

affiliates, or any of their respective officers, directors, employees, counsel, agents, investment bankers, or accountants, may now possess or may hereafter create or obtain relating to the condition (financial or otherwise), results of operations, business, properties, assets, liabilities, or future prospects of any Seller or any Affiliated Entity, or any customer of any of them or of any Affiliated Entity, shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them, in each case without the prior written consent of Buyer. Each of Buyer and Insignia shall insure that prior to the Closing Date all confidential information which either Buyer or Insignia or their affiliates, or any of their respective officers, directors, employees, counsel, agents, investment bankers, or accountants, may now possess or may hereafter create or obtain relating to the condition (financial or otherwise), results of operations, business, properties, assets, liabilities, or future prospects of any Seller or any Affiliated Entity, or any client of any of them or of any Affiliated Entity, shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them, in each case without the prior written consent of Sellers. Notwithstanding anything to the contrary contained in this Section 8.03, the restrictions of this Section 8.03 shall not apply (a) to the extent any such disclosure may otherwise be required by law, (b) may be necessary in connection with the enforcement of this Agreement, or (c) to

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

the extent such information shall have otherwise become publicly available without any breach of this Agreement or any other confidentiality obligations of any Person. Sellers and ESG shall, and shall cause all other such persons and entities to, deliver to Buyer at the Closing all tangible evidence of such confidential information to which the restrictions of this Section 8.03 apply, and Buyer and Insignia shall, and shall cause all other such persons and entities to, deliver to Sellers at such time as this Agreement is terminated pursuant to Section 14.01 hereof all tangible evidence of such confidential information to which the restrictions of this Section 8.03 apply.

  Section 8.04  Public Statements
  ------------  -----------------

     Between the date of this Agreement and the Closing, Sellers, ESG, and the Affiliated Entities, on the one hand, and Buyer and Insignia, on the other, shall discuss and coordinate with respect to any public filing or announcement required concerning any of the transactions contemplated by this Agreement. No public filing or announcement concerning any of the transactions contemplated by this Agreement shall be made by Sellers or ESG without the consent of Insignia. Attached hereto as Exhibit K is a form of joint press release which the parties shall issue following the execution of this Agreement.

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

  Section 8.05  Access
  ------------  ------

     (a) Between the date of this Agreement and the Closing or the termination of this Agreement, as the case may be, Sellers and ESG shall, and shall cause the Affiliated Entities to, (i) give Insignia, Buyer and their authorized representatives full access to all offices and other facilities and properties of Sellers and the Affiliated Entities and to the books and records of Sellers (and permit Insignia, Buyer and their authorized representatives to make copies thereof), (ii) permit Insignia, Buyer and their authorized representatives to make inspections thereof, (iii) cause their respective officers and advisers (including, without limitation, their auditors, attorneys, financial advisors and other consultants, agents and advisors) to furnish Insignia, Buyer and their authorized representatives with such financial and operating data and other information with respect to the business and properties of Sellers and the Affiliated Entities, and to discuss with Insignia, Buyer and their authorized representatives the affairs of Sellers and the Affiliated Entities, and (iv) permit Insignia, Buyer and their authorized representatives to contact current and former employees and clients of the Sellers and the Affiliated Entities, all as Insignia or Buyer may from time to time reasonably request in order to confirm the accuracy of the representations and warranties of ESG and the Sellers herein.

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

          (b) Between the date of this Agreement and the Closing or the termination of this Agreement, as the case may be, Buyer and Insignia shall
     (i) give Sellers and ESG and their authorized representatives such access to the offices and other facilities and properties of Buyer and Insignia and to the books and records of Buyer and Insignia (and permit Seller, ESG and authorized representatives to make copies thereof) as Sellers and ESG shall reasonably require in order to confirm the accuracy of the representations and warranties of Buyer and Insignia herein; (ii) permit
     Sellers, ESG and their authorized representatives to make inspections thereof, and (iii) cause their respective officers and advisors (including, without limitation, their auditors, attorneys, financial advisors and other consultants, agents and advisors) to furnish Sellers, ESG and their authorized representatives with such financial and operating data and other information with respect to the business and properties of Insignia, and to discuss with Sellers, ESG and their authorized representatives the affairs of Insignia, all as Sellers and ESG shall reasonably request in order to confirm the accuracy of the representations and warranties of Buyer and Insignia herein.

  Section 8.06  No Disposition
  ------------  --------------

     ESG and New York Corp. shall not, directly or indirectly, sell, assign, gift, pledge, or otherwise transfer or encumber any capital stock of, or limited liability company

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

membership interest in, Sellers or the Affiliated Entities before the Closing.

  Section 8.07  Notice of Certain Events
  ------------  ------------------------

     Until the Closing, each of Sellers and ESG, on the one hand, and Buyer and Insignia, on the other, shall immediately give the other written notice of the occurrence, or failure to occur, of any event or state of facts that would cause any representation and warranty made by it in this Agreement to be untrue or inaccurate or any covenant, condition or agreement which is to be performed or satisfied by it impossible to be so complied with or satisfied or make such performance or satisfaction materially more difficult than in the absence of such fact or occurrence or which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or a Schedule or Exhibit hereto. Until the Closing, Sellers and ESG shall immediately give Buyer and Insignia (a) copies of all notices of default or other notices given to any Seller, Affiliated Entity or ESG with respect to any Management Agreement, Commission Agreement, Representation Agreement, Employment Agreement or Material Agreement;
(b) copies of any new contract or agreement entered into by any of the Sellers or the Affiliated Entities; and (c) copies of all reports and other documents prepared for the stockholders or members of any of the Sellers or the Affiliated Entities and copies of the minutes of

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all  meetings  of,  and  actions  taken  (with or  without  a  meeting),  by the stockholders  or members of any of the Sellers or the  Affiliated  Entities.  No
notification   under  this  Section  8.07  shall  affect  the   representations,
warranties or covenants of any of the parties hereto or the conditions to the respective obligations of the parties hereunder.

  Section 8.08  Tax Matters
  ------------  -----------

     Between the date hereof and the Closing Date, Sellers and the Affiliated Entities shall file on a timely basis all Tax Returns required to be filed by or with respect to any of them.

  Section 8.09  Delivery of Financial Statements
  ------------  --------------------------------

     To the extent not heretofore furnished to Buyer, on or prior to the last business day which is not more than 30 days after the Closing Date, ESG and Sellers shall, at their own expense, deliver to Insignia (i) Seller's combined unaudited balance sheets as of March 31, 1996 and 1995 and June 30, 1996 and 1995 and unaudited statements of operations, statements of stockholders' equity and statements of cash flows for the three and six month periods then ended;
(ii) Sellers' combined unaudited balance sheet as of the Closing Date (prior to giving effect to the transactions contemplated by this Agreement) and unaudited statements of operations, statements of stockholders' equity and statements of cash flows for the period beginning January 1, 1996 and ending on the Closing Date; and (iii) such

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other  financial  statements  and  financial  information,  with respect to such accounting periods of such of the Sellers and the Affiliated Entities as shall be required for financial statements of acquired businesses as prescribed by Regulation S-X in connection with any filings of Insignia and Buyer with the Securities and Exchange Commission (the "SEC"). The financial statements shall contain such information, and be in such form, and shall be delivered with such reports of certified public accountants thereon and such consents of such certified public accountants, if any, as shall be required by the SEC or other regulatory authority.

  Section 8.10  Furniture, Fixtures and Equipment
  ------------  ---------------------------------

     ESG and Sellers shall deliver to Buyer and Insignia not later than five business days prior to the Closing Date a schedule identifying in reasonable detail each item of furniture, fixtures, equipment, art work, computer software and similar assets and property included in the Assets and the assets and property of the Affiliated Entities.

IX.    Covenants.
       ----------

   Section 9.01  Termination of Agreements
    -----------  -------------------------

     Without the prior written consent of Buyer, the Sellers shall not, and ESG and the Sellers shall cause the Affiliated Entities not to, terminate, or encourage any other Person to

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

terminate,  any  Commission  Agreement,  Management  Agreement,   Representation
Agreement, Employment Agreement or Material Agreement.

   Section 9.02  New Lines of Business
   ------------  ---------------------

     Except as set forth on Schedule 9.02 hereto, none of the Sellers shall, and ESG and the Sellers shall cause the Affiliated Entities not to, enter into any line of business other than its business on the date hereof, or make any material change in the scope or nature of its business, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

  Section 9.03  Liens
  ------------  -----

     Except as set forth on Schedule 9.03 (as to which ESG and Sellers covenant and agree to cause to be terminated and released prior to Closing), prior to the Closing, Sellers shall not, and Sellers and ESG shall not permit any of the Affiliated Entities to, create, incur, assume or suffer to exist any Lien upon or with respect to any of the Assets or any property or assets (real or personal, tangible or intangible) of any of the Affiliated Entities, whether now owned or hereafter acquired, or sell any of the Assets or any such property or assets of the Affiliated Entities subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the

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Affiliated Entities), or assign any right to receive income or permit the filing of any financing statement under the Uniform Commercial Code or any other similar notice of Lien under any similar recording or notice statute, or grant rights with respect to, or otherwise encumber or create a security interest in, the Assets or such property or assets of the Affiliated Entities or any portion thereof or any other revenues therefrom or the proceeds payable upon the sale, transfer or other disposition of the Assets or such property or assets of the Affiliated Entities or any portion thereof, or permit or suffer any such action to be taken, except the following:

          (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being diligently contested in good faith and by appropriate proceedings, if (i) reasonable reserves in an amount not less than the tax, assessment or governmental charge being so contested shall have been included in the Most Recent Balance Sheet, or such contested amount shall have been duly bonded in accordance with applicable law, (ii) no risk of sale, forfeiture or loss of any of the Assets or any property or assets of the Affiliated Entities arises during the pendency of such contest and (iii) such contest does not have a materially adverse effect on Sellers and the Affiliated Entities, taken as a whole; and

          (b) Liens in respect of the Assets or of property or assets of any of the Affiliated Entities imposed by law, which

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

     were incurred in the ordinary course of business and do not secure any indebtedness (e.g., carriers', warehousemen's, materialmen's, and mechanics' liens and other similar Liens arising in the ordinary course of business) and (i) which do not in the aggregate materially detract from the value of any of the Assets or assets of the Affiliated Entities, taken as a whole, or materially impair the use thereof in the operation of the Business or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien.

  Section 9.04  Affiliate Transactions
  ------------  ----------------------

     Prior to the Closing Date, none of the Sellers or the Affiliated Entities shall enter into, or be a party to, any transaction with ESG or any Affiliate of ESG or cause any compensation to be payable to any such Person, except transactions described on Schedule 9.04 hereto or otherwise required by agreements listed on Schedule 9.04 hereto, and except for cash bonuses paid prior to the Closing, unless such transaction or compensation is in the ordinary course of business consistent with past practice and on terms which are no less favorable to the Sellers or the Affiliated Entities than would be obtained in a comparable arm's length transaction with an unrelated third party.

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

  Section 9.05  Assets
  ------------  ------

     Sellers and Affiliated Entities shall not acquire or dispose of any assets except in the ordinary course of business consistent with past practice.

  Section 9.06  Advances, Investments and Loans
  ------------  -------------------------------

     None of the Sellers or the Affiliated Entities, directly or indirectly, shall lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any limited or general partnership or membership interests or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that any of the Sellers or the Affiliated Entities may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, including loans to employees.

  Section 9.07  No Contrary Agreements
  ------------  ----------------------

     Prior to the Closing Date, none of Sellers shall, and ESG and Sellers shall not permit the Affiliated Entities to, agree or otherwise commit to do anything which would not be permitted to be done under this Agreement.

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

  Section 9.08  Reserved Interests
  ------------  ------------------

     Insignia will reserve, and covenants to continue to reserve, for issuance a sufficient number of shares of Insignia Class A Common Stock to satisfy the rights of exercise of the holders of Options assumed by Insignia pursuant to the terms of this Agreement.

  Section 9.09  Registration of Interests
  ------------  -------------------------

     Prior to the Closing Date, Insignia, at its sole expense, shall authorize and cause to be filed with the SEC and use its reasonable best efforts to cause to become effective and to maintain (for the term of the Options assumed by Insignia pursuant to the terms of this Agreement) the effectiveness of a Registration Statement on Form S-8 registering the sale by Insignia of shares of Insignia Class A Common Stock upon exercise of such Options.

  Section 9.10  Maintenance of Insurance
  ------------  ------------------------

     (a) Sellers shall each maintain at their own expense their current liability insurance policies for the remaining term of such policies, as set forth on Schedule 6.07. Effective as of the Closing Date, Sellers shall cause Buyer to be added to such policies as an additional insured and shall cause Insignia to be so added if there is no additional premium cost to Sellers or if Insignia agrees to reimburse Sellers for such additional premium

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

cost. Sellers shall notify Insignia and Buyer not less than one week prior to the Closing Date of the amount of any such additional premium cost and the policy to which it relates. Such policies shall provide that they cannot be cancelled and Insignia and Buyer cannot be removed therefrom as additional insureds on less than 30 days' prior written notice to Insignia and Buyer.

     (b) Insignia shall add Sellers as additional insureds on Insignia's liability policies and shall maintain them as such for a period ending six years after the Closing Date, provided that Sellers shall pay Insignia upon demand the incremental premium cost to Insignia of complying with such request.

  Section 9.11  Owner's Insurance
  ------------  -----------------

     ESG and Sellers shall use their reasonable best efforts to have Insignia and Buyer added to all liability policies maintained by each property owner who is party to a Management Agreement. Promptly after execution of this Agreement, ESG and Sellers shall send to each such owner a written request to the foregoing effect and shall at the same time provide copies of such requests to Insignia and Buyer.

  Section 9.12  Section 338 and Section 754 Elections
  ------------  -------------------------------------

     ESG  shall  cooperate  with  Buyer to cause an  election  to be made  under
Section 338 or Section 754 of the Code with respect to those Affiliated Entities that are corporations, partnerships

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

or limited liability companies selected by Buyer as corporations, partnerships or limited liability companies for which such elections shall be made. ESG also shall cooperate with Buyer to cause an election to be made for such designated Affiliated Entities under any state or local law equivalent to Section 338 or
Section 754 of the Code. ESG shall be responsible for the payment of all Taxes resulting from the elections described in the first two sentences of this paragraph, and shall indemnify Buyer, the Affiliated Entities and Buyer's other Affiliates against such Taxes.

  Section 9.13  Use of Aircraft
  ------------  ---------------

     ESG understands and agrees that the use of all aircraft owned or leased by Insignia, Buyer and their Affiliates by employees of Insignia, Buyer and their Affiliates and the payment of expenses incurred in connection therewith shall be determined by the chief executive officer of Insignia in his sole discretion.

  Section 9.14  Certain Employment Matters
  ------------  --------------------------

     (a) Effective as of the Closing Date, Buyer shall offer employment to all nonrepresented employees of Seller and the Affiliated Entities (the "Employees") and shall provide to Employees who become employees of Buyer (the "Transferred Employees") substantially the same base salary that was provided to each such Transferred Employee prior to the Closing.

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

Notwithstanding the foregoing, nothing herein shall prohibit Buyer, as it may decide in its sole discretion, from thereafter terminating a Transferred Employee or changing any of the terms of a Transferred Employee's employment.

     (b) In the event that (i) an Employee does not accept Buyer's offer of employment, or (ii) a Transferred Employee is discharged or terminated (whether actually or constructively) for any reason within the 120-day period following the Closing Date, Seller shall be responsible for all severance obligations under Sellers' severance policy relating to such Employees and Transferred Employees and shall make payments to them in a manner consistent with the salary continuation and severance policy of Seller or the Affiliated Entities, as in effect on the Closing Date. Sellers shall retain all liabilities for, and Buyer shall not be liable for, any severance obligations under Sellers' severance policy relating to any Employees or Transferred Employees for any service prior to the Closing Date.

     (c) Prior to the Closing, with respect to any Plan maintained, sponsored, or contributed to by any corporation or limited liability company listed on
Schedule 1.01 that covers any employee, director, shareholder or partner of any of the Sellers or Affiliated Entities (whether current, former or retired) or any of their beneficiaries (other than employees represented by a union or covered by a collective bargaining agreement) (the "Nonrepresented Plans"), Sellers and the Affiliated Entities

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

shall take all actions necessary (i) to the extent applicable to cause the Nonrepresented Plans to be transferred to Sellers including without limitation, causing the Affiliated Entities to no longer be the Plan sponsor of any of the Nonrepresented Plans or a participating employer with respect to any
Nonrepresented Plan, and (ii) for Sellers to retain all liabilities and obligations relating to or arising from the Nonrepresented Plans. Without limiting the generality of the foregoing, with respect to the Nonrepresented Plans, Sellers shall be responsible for any claims incurred under the Nonrepresented Plans prior to the Closing Date, but regardless of whether arising before, on or after the Closing Date. Buyer shall not have any obligations or liabilities of any kind whatsoever with respect to the Nonrepresented Plans.

     (d)   Represented   employees   of  Edward  S.  Gordon   Management   Corp.
("Management") shall continue in such capacity immediately following the Closing, provided, however, that nothing herein shall prohibit Buyer and Management, as either of them may decide, from thereafter terminating or changing any of the terms of employment of any such employee.

       Section 9.15  Cooperation Regarding Licensing
       ------------  -------------------------------

     In the event Buyer shall not have received on or before the Closing all real estate brokerage licenses necessary to conduct the Business as it has been conducted by Sellers, ESG and Sellers shall cooperate with the Buyer following the closing to

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

act as co-brokers without further compensation to facilitate the conduct of the Business by Buyer.

  Section 9.16  Non-Competition and Confidentiality Agreement
  ------------  ---------------------------------------------

     ESG and Sellers, jointly and severally, each covenant and agree:

     (a) for a period of five (5) years from the Closing Date none of them will compete with or be engaged in the same business as, or "Participate In" (as hereinafter defined) any other business or organization which competes with or is engaged in the Business or the same business as the Buyer or Insignia, with respect to any product or service sold or activity engaged in by the Buyer or Insignia in any geographical area in which on the Closing Date (after giving effect to the consummation of the transactions contemplated by the Agreement) such product or service is sold or activity is engaged in by the Buyer or Insignia; provided, however, that the provisions hereof shall not be interpreted to preclude any of them, at any time and from time to time, from (i) participating in any other organization if approved by a majority of the Directors of Insignia, or (ii) owning not more than five percent (5%) of the outstanding capital stock of any publicly-traded person, or (iii) collecting Accounts Receivable of Sellers existing on the Closing Date and the liquidation of certain assets of the Sellers, or (iv) as set forth on Schedule 9.16(a). The terms "Participate In" and

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

"Participating In" shall mean: "directly or indirectly, for any of their own benefit or for, with, or through any other person, own or owning, manage or managing, operate or operating, control or controlling, loan money to or lending money to, or participate in or participating in, as the case may be, the ownership, management, operation, or control of, or be connected or being connected, as the case may be, as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce or acquiescing, as the case may be, in the use of his name in." Each of ESG and Sellers will not directly or indirectly employ any person who, at any time up to the Closing Date, was an employee of the Sellers, Affiliated Entities, Buyer or Insignia, within a period of two years after such person leaves the employ of the Buyer or Insignia or any of its affiliates, other than ESG's personal secretary. In addition, each of them agrees that following the Closing Date, they will not solicit anyone for the purpose of providing management, leasing or related real estate services with respect to the properties managed by the Buyer or Insignia on the Closing Date (after giving effect to the transactions contemplated by the Agreement).

     (b) all confidential information which any of them may now possess or may hereafter obtain relating to the Business or the business of the Buyer or Insignia or any of their subsidiaries or affiliates or of any customer or supplier of any

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

of them shall not be published, disclosed, or made accessible by any of them to any other person, except in the business and for the benefit of the Buyer, Insignia and their subsidiaries and affiliates. In the event that any of ESG, the Sellers, the Affiliated Entities, or their respective directors, officers, employees, or agents becomes legally compelled to disclose any of the confidential information, ESG and the Sellers will provide Insignia and Buyer with prompt notice so that Insignia and Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement and in the event that such protective order or other remedy is not obtained, or should Insignia and Buyer waive compliance with the provisions of this Agreement, ESG and Sellers will furnish only that portion of the confidential information which is so legally required and will exercise their best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information. Each of ESG and Sellers shall return all tangible evidence of such confidential information to the Buyer and Insignia promptly upon their request.

     (c) For so long as the Business remains in operation and continues to conduct business under the trademarks, service marks, trade names or personal names which are the subject of this Agreement, ESG and the Sellers shall refrain from making any use of the marks or names, or any marks or names derivative or

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

confusingly similar thereto in connection with the sale, offering for sale or promotion of any goods or services that would otherwise appear to be in competition with, endorsed by, authorized by, sponsored by or affiliated with the Business.

     (d) Since a breach of the provisions of this Section 9.16 could not adequately be compensated by money damages, the Buyer or Insignia shall be entitled, in addition to any other right and remedy available to them, to seek an injunction restraining such breach and Insignia and the Buyer shall not be required to post a bond in any proceeding brought for such purpose. Each of ESG and Sellers agrees that the provisions of this Section 9.16 are necessary and reasonable to protect the Buyer and Insignia in the conduct of their respective businesses and the Business. If any restriction contained in this Section 9.16 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Nothing herein shall be construed as prohibiting the Buyer or Insignia from pursuing any other remedies, at law or in equity, for such breach or threatened breach.

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

X.   Conditions to Obligations of Buyer.
     -----------------------------------

     The obligations of Insignia and Buyer under this Agreement are subject to the following conditions (unless waived by Insignia and Buyer in writing at the Closing):

  Section 10.0  Accuracy of Representations and Compliance with Conditions
  ------------  ----------------------------------------------------------

     All representations and warranties of Sellers and ESG contained in this Agreement shall be accurate in all material respects as of the Closing with the same effect as if made on and as of such date; as of the Closing, Sellers and ESG shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time; and Buyer shall have received certificates to that effect executed by the chief executive officer of each Seller and of ESG dated as of the Closing Date in form and substance satisfactory to Buyer.

  Section 10.0  Sellers' Deliveries
  ------------  -------------------

     Sellers shall have delivered to Buyer the documents set forth in Section 5.02(a).

  Section 10.0  Legal Action
  ------------  ------------

     There shall not have been instituted or threatened any legal proceeding (a) seeking to prohibit or otherwise challenge

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

the consummation of this Agreement or the transactions contemplated by this Agreement, or to obtain from Buyer, Insignia or any Person that is an affiliate of either substantial damages with respect thereto, or (b) which Buyer shall reasonably determine could have a material adverse affect on the business, assets, liabilities, condition (financial or otherwise) or prospects of Sellers and the Affiliated Entities, taken as a whole.

  Section 10.04  No Material Change
  -------------  ------------------

     None of the following shall have occurred unless in any individual case specifically waived by Insignia and Buyer in writing:

          (a) None of the Sellers or the Affiliated Entities shall have (i) entered into or be subject to any Commission Agreement, Management Agreement, Representation Agreement or Employment Agreement not listed on Schedules 6.13(b), 6.13(c), 6.13(d) and 6.16(a) hereto other than in the ordinary course of business on commercially reasonable terms with customary provisions, or (ii) breached or made a material amendment to or modification of any such listed agreement or terminated any such listed agreement, except terminations resulting from the sale of any property listed on Schedule 10.04 hereto, amendments or modifications that are beneficial to such Seller or Affiliated Entity, and breaches, amendments or terminations which do not and

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

     will not have a material adverse effect on the Business or the Sellers and the Affiliated Entities taken as a whole.

          (b) There shall not have been a material adverse change in the condition (financial or otherwise), results of operations, business, properties, assets, nature of assets, liabilities, or future prospects of any of the Sellers, the Affiliated Entities and the Business, taken as a whole, since December 31, 1995.

  Section 10.0  No Governmental Action
  ------------  ----------------------

     There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Buyer, (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay beyond August 3, 1996 in the ability of Buyer to consummate any of the transactions contemplated by this Agreement, (c) requires the divestiture by Buyer of any of the Assets to be sold pursuant to this Agreement or of a material portion of the business of the Sellers, (d) imposes material limitations on the ability of Buyer effectively to exercise full rights of ownership of such Assets, or (e) otherwise prohibits,

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

restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to Buyer of any of the transactions contemplated by this Agreement.

  Section 10.06  Key Man Insurance
  -------------  -----------------

     ESG and Sellers have obtained a term life insurance policy, a copy of which is annexed hereto as Schedule 10.06 (the "Key Man Policy") and shall assign and convey ownership of such insurance policy to Insignia, and Insignia shall be designated as sole beneficiary thereunder, at the Closing. At the Closing, Insignia shall reimburse New York Corp. for premiums paid on the Key Man Policy.

  Section 10.07  Hart-Scott-Rodino Waiting Period
  ------------  --------------------------------

     All applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired at or prior to the Closing.

       Section 10.08  Governmental Consents
       -------------  ---------------------

     Sellers shall have complied with Section 1.05 without any of the Sellers having made any agreement or reached any understanding not approved in writing by Buyer as a condition for obtaining any such consent, authorization, approval, order, license, certificate or permit.

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

  Section 10.09  Contractual Consents Needed; Estoppels
  ------------  --------------------------------------

     Except as set forth on Schedule 10.09, and except for the consent of the parties to the Commission Agreements, Management Agreements, Representation Agreements and the real property leases and personal property leases listed on
Schedule 6.19 hereto, and except for the consent of not more than 10% of the senior management and brokers employed by the Sellers on the date hereof to the assignment of their Employment Agreements hereunder, Sellers shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any Material Agreement, Employment Agreement, contract, other agreement or mortgage, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject, in each case without any of the Sellers having made an agreement or reached any understanding not approved in writing by Buyer as a condition for obtaining such consent.

  Section 10.10  Absence of Certain Events
  ------------  -------------------------

     On the Closing Date no event shall have occurred which would cause (a) any merger, consolidation, reorganization, other business combination, or recapitalization involving any of the Sellers or the Affiliated Entities, (b) any dissolution,

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

liquidation,  or termination  of any of the Sellers or the Affiliated  Entities,
(c) any sale of any assets of any of the Sellers or any of the Affiliated Entities, other than in the ordinary course of business, or (d) the amendment of the certificate of incorporation or articles of organization of any of the Sellers or the Affiliated Entities.

  Section 10.11 Other Closing Documents
   ------------------------------------

     ESG and Sellers shall have delivered to Buyer at or prior to the Closing such other documents as Buyer may reasonably request in form and substance satisfactory to Buyer.

XI.    Conditions to the Obligations of ESG and Sellers.
       -------------------------------------------------

     The obligations of ESG and Sellers under this Agreement are subject to the following conditions (unless waived by ESG and Sellers in writing at the Closing):

  Section 11.01  Accuracy of Representations and Compliance with Conditions
  ------------  ----------------------------------------------------------

     All representations and warranties of Insignia and Buyer contained in this Agreement shall be accurate in all material respects as of the Closing Date with the same effect as if made on and as of such date; as of the Closing, Insignia and Buyer shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with at or before such

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

time; and Sellers shall have received certificates to that effect executed by the chief executive officer and the chief financial officer of each of Insignia and Buyer, dated as of the Closing Date, in form and substance satisfactory to Sellers.

  Section 11.02  Buyer's Deliveries
  ------------  ------------------

     Buyer and Insignia shall have delivered to ESG and Sellers the funds and documents set forth in Section 5.02(b).

  Section 11.03  Legal Action
  ------------  ------------

     There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of this Agreement or the transactions contemplated by this Agreement, or to obtain substantial damages from Sellers, Affiliated Entities or ESG with respect thereto.

  Section 11.04  No Material Change
  -------------  ------------------

     There shall not have been a material adverse change in the condition (financial or otherwise), results of operations, business, properties, assets, nature of assets, liabilities, or future prospects of Insignia and its consolidated subsidiaries, taken as a whole, since March 31, 1996.

  Section 11.05  No Governmental Action
  ------------  ----------------------

     There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed,

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

promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Sellers, (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of Sellers to consummate any of the transactions contemplated by this Agreement, or (c)
otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to Sellers of any of the transactions contemplated by this Agreement.

  Section 11.06  Hart-Scott-Rodino Waiting Period
  ------------  --------------------------------

     All applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired at or prior to the Closing.

  Section 11.07  Other Closing Documents
  -------------  -----------------------

     Buyer shall have delivered to ESG and Sellers at or prior to the Closing such other documents of officers of Insignia and Buyer as ESG and Sellers may reasonably request.

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

XII.   Survival of Representations and Warranties.
       -------------------------------------------

  Section 12.01  Survival
  -------------  --------

     Except as provided in Section 12.03, all representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted by or on behalf of any party with respect thereto.

  Section 12.02  Intentionally Omitted
  -------------  ---------------------

  Section 12.03  Indemnification and Related Matters
  -------------  -----------------------------------

       (A)   Indemnification

          (a) Subject to the provisions of this Section 12.03, ESG and Sellers, jointly and severally, agree to defend, indemnify and hold Insignia, Buyer and their respective officers, directors, employees, stockholders, partners, agents, advisors and Affiliates (the "Insignia Group") harmless from and against:

               (i)  any  and  all  claims,  obligations,   losses,  liabilities,
          damages, deficiencies, costs and expenses (including but not limited to reasonable attorneys' fees and disbursements and any and all expenses whatsoever incurred in investigating, preparing, or defending against any claims, litigation, commenced or threatened, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not

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

          involving a third party (collectively, "Liabilities") resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of ESG or either Seller under the terms of this Agreement;

               (ii) any and all Liabilities arising out of or resulting from the ownership of the Assets, the ownership by the Affiliated Entities of their respective assets or the operation of the Business on or before the Determination Time or resulting from the Closing (including, without limitation, worker's compensation claims, retrospective insurance premiums resulting from worker's compensation claims, claims arising under any law, rule or regulation relating to employment) other than in respect of the Assumed Liabilities arising after the Closing;

               (iii) any and all Liabilities arising out of the failure to comply with the provisions of any applicable bulk sales laws;

               (iv) any and all Liabilities arising out of or relating to the Multiemployer Plans for withdrawal liability (whether with respect to a complete or partial withdrawal) under ERISA attributable in whole or part to periods during which Sellers, any Affiliated Entity or any ERISA Affiliate had or have any obligation relating to any such Multiemployer Plan, solely to the extent of the amount of the withdrawal liability that Sellers, any Affiliated Entity or any ERISA Affiliate would have

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

          had on the Closing Date assuming a complete withdrawal occurred on the Closing Date;

               (v) any and all Liabilities arising out of or relating to the obligations of Buyer under Section 2.03;

               (vi) any and all Liabilities (but only to the extent that the property owner has agreed to indemnify any of Sellers or the Affiliated Entities under a Management Agreement with respect to such liabilities) arising out of or relating to each Management Agreement or the Employee Leasing Agreement on or after the Closing Date and prior to the earlier of (i) the time when Sellers deliver to Buyer all necessary written consents to permit assignment of such Management Agreement to the Buyer and (ii) December 31, 1996;

               (vii) the Excluded Liabilities; and

               (viii) any and all claims, actions, suits, proceedings and demands incident to the foregoing.

          (b) Subject to the provisions of this Section 12.03, Insignia and Buyer, jointly and severally, agree to defend, indemnify and hold ESG, Sellers and their respective officers, directors, employees, stockholders, partners, agents, advisors and Affiliates (the "Seller Group") harmless from and against:

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

               (i) any and all Liabilities resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of Insignia or Buyer under the terms of this Agreement;

               (ii) any and all Liabilities arising out of, related to or resulting from the ownership of the Assets, the ownership by the Affiliated Entities of their respective assets or the operation of the Business after the Determination Time (including, without limitation, worker's compensation claims, and claims arising under any law, rule or regulation relating to employment) other than in respect of the Excluded Liabilities;

               (iii) with respect to ESG only, any and all Liabilities arising out of third party claims against ESG in connection with the Buyer's operation of the Business after the Determination Time; and

               (iv) any and all claims, actions, suits, proceedings and demands incident to the foregoing.

     (B) Calculation of Damages In calculating any amounts payable to Insignia Group pursuant to Section 12.03(A)(a) or payable to the Seller Group pursuant to
Section 12.03(A)(b), (a) the indemnifying party shall not be required to indemnify to the extent of any insurance recoveries by the indemnified parties

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

and (b) no amount shall be included for special or consequential damages, other than amounts paid to third parties.

     (C) Limitation on Amount; Threshold ESG and Sellers, on the one hand, and Insignia and Buyer, on the other hand, shall have no liability under this
Section 12.03 (i) in excess of $20 million after the application for the benefit of the indemnitees of any insurance proceeds received by the indemnitors with respect to such liability, except as to claims under Section 12.03(A)(a)(iv) and claims under Section 12.03(A)(a)(ii) for ordinary course payables of Sellers and the Affiliated Entities which arise on or before the Determination Time, for which there shall be no limitation on the liability of ESG and Sellers under this Section 12.03, and any amounts paid by ESG or either Seller with respect to any such claims shall not reduce the maximum liability ESG and Sellers shall have under this Section 12.03, or (ii) with respect to breaches of representations and warranties unless the aggregate amount of the losses to Insignia Group, on the one hand, or the Seller Group, on the other hand, from all such claims under this Section 12.03 exceeds $250,000 and, in such event, ESG and Sellers, on the one hand, and Insignia and Buyer, on the other hand, shall be required to pay only the amount by which the aggregate amount of such claims exceeds $250,000.

     (D) Limitation on Indemnification The indemnification  provided for in this
Section 12.03 shall, from and after the

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

Closing,  be the sole remedy for any of the  matters  referred to herein in this
Section 12.03.

     (E) Time and Manner of Certain Claims Except as otherwise expressly provided herein, the representations and warranties set forth in this Agreement shall survive only until the close of business on the date which is two years after the Closing Date. Insignia, Buyer, ESG and Sellers shall be liable for damages under Sections 12.03(A)(a) and 12.03(A)(b) hereof arising from their respective misrepresentations or breaches of their warranties only to the extent that notice of a claim therefor is asserted by the other in writing and delivered on or prior to the close of business on such date, except that the representations and warranties with respect to (i) the absence of certain restrictions contained in Section 6.13(e) shall survive until the date which is six years after the Closing Date, and (ii) ESG, Sellers' and the Affiliated Entities' title contained in Section 6.01, employment and non-compete agreements contained in Section 6.16(a), and customer data contained in Section 6.27 shall survive until the expiration of the applicable statute of limitation. Insignia, Buyer, ESG and Sellers shall be liable for damages under Section 12.03(A)(a) and 12.03(A)(b) hereof arising other than from their respective misrepresentations or breaches of their warranties only to the extent that notice of a claim therefor is asserted by the other in writing and delivered on or prior to the close of business on the date which is five years

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

after the Closing Date, except that (i) claims for damages for environmental liabilities may be so asserted on or prior to the close of business on the date which is seven years after the Closing Date, (ii) claims pursuant to Section 12.03(A)(a)(iv) and claims pursuant to Section 12.03(A)(a)(ii) for ordinary course payables of Sellers and the Affiliated Entities which arise on or before the Determination Time and claims pursuant to Section 12.03(A)(b)(iii) may be asserted at any time, (iii) claims pursuant to Section 12.03(A)(a)(v) may be asserted as to any Account Receivable or the related Pre-Closing Brokers Notes Payable until three years after such Account Receivable is collected and (iv) claims pursuant to Section 12.03(A)(a)(vi) may be asserted until December 31, 2002.

     (F) Defense of Claims by Third Parties If any claim is made against Insignia Group, on the one hand, or the Seller Group, on the other hand, by a third party that, if sustained, would give rise to a liability of the other under this Agreement, Insignia and Buyer or ESG and Sellers, as the case may be, shall promptly cause notice of the claim to be delivered to the other and shall afford the other and its counsel, at the other's sole expense, the opportunity to defend or settle the claim; provided, however, that neither the Insignia Group, on the one hand, nor the Seller Group, on the other hand, may settle claims as to which the indemnifying party shall have the opportunity to defend without the consent of the other, which consent shall not be unreasonably withheld. If such notice and opportunity are not

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

given to the other to the extent required herein, or if any claim is compromised or settled without its consent to the extent required herein, no liability shall be imposed upon the other by reason of such claim; provided, however, that the failure of the indemnified party to give such notice promptly shall not relieve the indemnifying party from liability hereunder except to the extent that the indemnifying party has actually been prejudiced by such failure.

     (G) Certain Obligations Excluded From Limitations Notwithstanding anything to the contrary contained in this Article XII, the obligations of the parties hereto pursuant to the provisions of Articles I, II, III, IV, V and XIII of this Agreement shall not be subject to any limitation that might otherwise be applicable to such obligation pursuant to this Article XII.

XIII. Miscellaneous.
      --------------

 Section 13.01  Brokerage Fees
 -------------  --------------

     Each party hereto represents and warrants to the other parties that it has not engaged a broker or finder in connection with or as a result of any of the transactions contemplated by this Agreement, except that ESG and Sellers have retained, and will be solely responsible for, all compensation and expenses owed to, Gleacher NatWest Inc.

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

 Section 13.02  Further Actions
 -------------  ---------------

     At any time and from time to time before and after the Closing, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably requested by any other party to effectuate the purposes of this Agreement.

 Section 13.03  Availability of Equitable Remedies
 -------------  ----------------------------------

     Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

 Section 13.04  Notices
 -------------  -------

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, by Federal Express, Express Mail, or similar overnight delivery or courier service, or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to

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

whom it is to be given at the address of such party set forth below (or to such other address as the party shall hereafter furnish in writing in accordance with the provisions of this Section 13.04). Any notice or other communication given by certified mail shall be deemed given three days after the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 13.04 shall be deemed given at the time of receipt thereof.

            If to Sellers or ESG:

            Mr. Edward S. Gordon
            200 East 65th Street
            Apt. 46S
            New York, New York  10021

            with copies to:

            Edward S. Gordon Company Incorporated
            200 Park Avenue
            New York, New York  10166
            Attention:  Senior Vice President and General Counsel

            and

            Morgan Lewis & Bockius LLP
            101 Park Avenue
            New York, New York  10178-0060
            Attention:  Howard L. Shecter, Esq.

            If to Buyer or Insignia:

            Insignia Financial Group, Inc.
            One Insignia Financial Plaza
            Greenville, South Carolina  29602
            Attention:  John K. Lines, General Counsel

            with a copy to:

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


            Proskauer Rose Goetz & Mendelsohn LLP
            1585 Broadway
            New York, New York  10036
            Attention:  Arnold S. Jacobs, Esq.

 Section 13.05  Waiver
 -------------  ------

     Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

 Section 13.06  Binding Effect
 -------------  --------------

     The provisions of this Agreement shall be binding upon and inure to the benefit of Sellers, ESG, Insignia, Buyer, and their respective successors and assigns.

 Section 13.07  No Third-Party Beneficiaries
 -------------  ----------------------------

     Except as provided in Article XII, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

 Section 13.08  Severability
 -------------  ------------

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

     If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

 Section 13.09  Headings
 -------------  --------

     The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

 Section 13.10  Arbitration
 -------------  -----------

     Any dispute which this Agreement provides shall be resolved by arbitration shall be referred to a panel of three arbitrators. ESG and Sellers shall promptly designate one such arbitrator and Insignia and Buyer shall promptly designate one such arbitrator. The two arbitrators so selected shall designate a third arbitrator; provided, that in the event they are unable to agree upon a third arbitrator, Insignia, Buyer, ESG or either Seller may apply to the Supreme Court of New York, New York County for an appointment of a third arbitrator. Each party hereto consents to the jurisdiction and venue of such Court for such purpose. Each party to the arbitration shall specify the relief it seeks (which shall not be in the alternative) and the arbitrators' determination shall be limited to choosing one of the two parties' positions, and this restriction is a

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

jurisdictional limitation on the arbitrators' power. The panel of arbitrators shall act by majority vote, and its determination shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrators' decision in any court having jurisdiction. Each of the parties shall bear the fees and expenses of the arbitrator appointed by them and shall share equally the fees and expenses of the third arbitrator.

 Section 13.11  Counterparts; Governing Law
 -------------  ---------------------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws rules. The parties agree that any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought only in the United States District Court for the Southern District of New York or the Supreme Court of New York, New York County, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of

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the action,  suit,  or  proceeding  is improper,  or that this  Agreement or the subject matter hereof may not be enforced in or by such court.

 Section 13.12  Attorneys' Fees
 -------------  ---------------

     In any action or proceeding brought by a party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by it in connection with that action or proceeding (including, but not limited to, attorneys' fees).

 Section 13.13  Waiver of Trial by Jury
 -------------  -----------------------

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIPS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND

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REPRESENTS  THAT IT HAS REVIEWED  THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT
KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

 Section 13.14  No Joint Venture or Partnership
 -------------  -------------------------------

     Sellers, ESG, Insignia and Buyer intend that the relationships created hereunder be solely that of buyer and seller. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any of the parties.

 Section 13.15  Construction of Documents
 -------------  -------------------------

     The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of this Agreement and the documents to be delivered pursuant hereto, none of which shall be subject to the principle of construing their meaning against the party which drafted the document.

 Section 13.16  Whole Agreement; Exhibits and Schedules; Amendments
 -------------  ---------------------------------------------------

     This Agreement and the documents required to be delivered hereby together with the letter agreement dated May 21,

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

1996 between Insignia and New York Corp. contain the entire agreement of the parties hereto in respect of the transactions contemplated hereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Agreement. Exhibits and Schedules attached hereto or referred to herein, shall be deemed as fully a part of this Agreement as if set forth herein in full. This Agreement may be amended only in a writing signed by the party to be bound thereby.

 Section 13.17  Retention of Records and Access Thereto
 -------------  ---------------------------------------

     For a period of seven years after the Closing Date, the parties shall retain all books or records relating to the Business, and any party, wishing to dispose or destroy books or records, shall provide not less than thirty days prior written notice to the other parties of such proposed action. If the recipient of such notice desires to obtain any of such documents, it may do so by notifying the other party in writing at any time prior to the scheduled date for such destruction or disposal. Such notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of such documents. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting party. Buyer shall, subject to such reasonable limitations as may be necessary to protect proprietary information, at the expense of ESG and Sellers, and on reasonable

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

prior notice to Buyer, (a) afford ESG and Sellers, and their counsel, accountants, consultants and other representatives reasonable access during normal business hours to examine and copy the books, tax returns, records and files of Sellers and the Affiliated Entities which relate to periods prior to the Closing Date and (b) cooperate with reasonable requests of ESG and Sellers with respect to gathering information contained therein which may be necessary to respond to inquiries or requests made by the proper governmental or regulatory bodies or courts which relate to any tax returns or other documents filed by or on behalf of Sellers or the Affiliated Entities prior to or relating to the periods prior to the Closing Date. ESG and Sellers shall, at Buyer's sole expense, during normal business hours, afford Buyer and its agents reasonable access to and the opportunity to review and make copies of, all canceled checks and other records of Sellers relating to the Business in connection with any reasonable request of Buyer. The parties acknowledge that ESG maintains certain personal files unrelated to the Business in the offices to be conveyed to Buyer pursuant to this Agreement, that ESG may continue to so maintain such files while he is employed by Buyer, that Insignia and Buyer shall not have access to such files, and that ESG may remove such files at any time without notice.

 Section 13.18  Knowledge
 -------------  ---------

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

     As used in this Agreement, the term "knowledge," with respect to ESG, Sellers and the Affiliated Entities, means the actual knowledge after due inquiry of any of Edward S. Gordon, Stephen B. Siegel, Anthony Saytanides, Stacy
L. Wallach and Roger Kahn, and with respect to Insignia and Buyer, means the actual knowledge after due inquiry of any of Andrew L. Farkas, James A. Aston, Frank M. Garrison, Ronald Uretta and John K. Lines.

XIV.  Termination.
      ------------

 Section 14.01  Bases for Termination
 -------------  ---------------------

     This Agreement and the transactions contemplated hereby may be terminated at any time on or prior to the Closing Date:

          (a) by the mutual written consent of the parties hereto;

          (b) by Buyer:

               (i) if any representation or warranty of Sellers and ESG made in this Agreement was untrue in any material respect when made or is untrue in any material respect on the Closing Date; or

               (ii) if Sellers or ESG shall have defaulted in any material respect in the performance of any covenant, agreement or obligation under this Agreement, and such default is

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

          not cured within ten days after Sellers' receipt of written notice from Buyer that such default exists or has occurred; or

               (iii) if the conditions to Buyer's obligations to consummate the transactions contemplated hereby are not or cannot be satisfied on or before August 31, 1996 for any reason other than a breach by Buyer.

          (c) by Sellers and ESG:

               (i) if any representation or warranty of Buyer and Insignia made in this Agreement was untrue in any material respect when made or is untrue in any material respect on the Closing Date; or

               (ii) if Buyer shall have defaulted in any material respect in the performance of any covenant, agreement or obligation under this Agreement, and such default is not cured within ten days after Buyer's receipt of written notice from Seller that such default exists or has occurred; or

               (iii) if the conditions to Sellers' obligations to consummate the transactions contemplated hereby are not or cannot be satisfied on or before August 31, 1996 for any reason other than a breach by Sellers and ESG.

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

 Section 14.02  Manner of Exercise
 -------------  ------------------

     In the event of the termination of this Agreement prior to the Closing pursuant to Section 14.01 written notice thereof shall forthwith be given to the non-terminating parties, and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by any party hereto.

 Section 14.03  Effect of Termination
 -------------  ---------------------

     In the event of the termination of this Agreement prior to the Closing pursuant to Section 14.01, all rights and obligations of the parties hereunder shall terminate, except for the rights and obligations of any of the parties under Section 8.03 and Article XII hereof including, without limitation, the right of the non-breaching party to seek damages from a breaching party pursuant to Article XII.

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

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                       INSIGNIA FINANCIAL GROUP, INC.


                                       By /s/ Andrew L. Farkas
                                       -----------------------
                                          Name:  Andrew L. Farkas
                                          Title: Chairman, President and
                                                 Chief Executive Officer


                                       INSIGNIA BUYER CORPORATION


                                       By /s/ Frank M. Garrison
                                       ------------------------
                                          Name:  Frank M. Garrison
                                          Title: President


                                       /s/ Edward S. Gordon
                                       --------------------
                                          EDWARD S. GORDON


                                       EDWARD S. GORDON COMPANY
                                       INCORPORATED


                                       By /s/ Anthony M. Saytanides
                                       ----------------------------
                                          Name:  Anthony M. Saytanides
                                          Title: Executive Vice President


                                       EDWARD S. GORDON COMPANY OF
                                       NEW JERSEY, INC.


                                       By /s/ Anthony M. Saytanides
                                       ----------------------------
                                          Name:  Anthony M. Saytanides
                                          Title: Executive Vice President

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